                                                 Registration 333-11493
                                                        Filed Pursuant to Rule
   424(b)(3)

                                 THE SCHWAB FIXED ANNUITY
                         A FLEXIBLE PREMIUM DEFERRED FIXED ANNUITY
                                      Distributed by
                                CHARLES SCHWAB & CO., INC.
                       _____________________________________________
                                         Issued by
                                 GREAT-WEST LIFE & ANNUITY
                                     INSURANCE COMPANY

      This prospectus describes interests under a flexible premium deferred annuity
      contract,  The  Schwab Fixed Annuity (the "Contract").   The Contract is
   issued
      either  on  a  group  basis  or  as  individual  contracts by Great-West
   Life &
      Annuity   Insurance Company  (the "Company").  Participation  in a group contract
      will  be   accounted  for   by the issuance of a  certificate showing an
   interest
      under   the   group   contract.     The certificate  and the  individual
   contract are
      hereafter both referred to as the "Contract."

      Your  investment   in   the Contract may be  allocated to the  available
   Guarantee
      Periods.    You   are  allowed to select one or more Guarantee  Periods,
   each of
      which   offers  you a  specified interest  rate for a  specified period.
   There may
      be   a  Market   Value  Adjustment   on  the amounts  withdrawn from the
   Guarantee
      Period  Fund  prior  to  maturity.   This Contract may  not be available
   in all
      states.

      The minimum initial investment is $5,000 ($2,000 if an IRA) or $1,000 if made
      under   an   Automatic   Contribution  Plan   ("ACP").     The   minimum
   subsequent
      Contribution is $500 (or $100 per month if made under an ACP).

      A  maximum  surrender   charge  of  three  percent may be applicable for
   amounts
      withdrawn  in the first three years.  The Contract provides a  Free Look
   Period
      of 10 days from your receipt of the Contract (or longer, if required by state
      law),  during  which   time  you   may  cancel   your investment in  the
   Contract.
      Contributions     will  be   allocated   directly  into   the  specified
   Guarantee
      Period(s).

      Amounts  allocated  to  a  Guarantee  Period  may be subject to a Market
   Value
      Adjustment   which  could  result  in  receipt  of  more  or  less  than your
      Contributions  if  you  surrender,  Transfer, make a partial withdrawal, apply
      amounts  to  purchase  an annuity or take a distribution upon the  death of the
      Owner  or  Annuitant  before a Guarantee Period Maturity  Date.  Whether such a
      result actually occurs depends on the timing of the transaction, the amount of the Market Value Adjustment and the interest rate credited. The interest rate in subsequent Guarantee Periods may be more or less than the rate of a previous Guarantee Period.

      THESE   SECURITIES    HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE
   SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
      AND   EXCHANGE  COMMISSION   OR  ANY STATE  SECURITIES COMMISSION PASSED
   UPON THE
      ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS

      A  CRIMINAL  OFFENSE.     NO  PERSON   IS  AUTHORIZED  BY  THE   COMPANY
   TO GIVE
      INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS
      PROSPECTUS,  IN CONNECTION WITH THE OFFERS CONTAINED IN THIS PROSPECTUS.
   THIS

      PROSPECTUS   DOES  NOT  CONSTITUTE AN  OFFERING IN  ANY JURISDICTION  IN
   WHICH SUCH
      OFFERING   MAY  NOT  LAWFULLY  BE MADE.  PLEASE READ THIS PROSPECTUS AND
   KEEP IT
      FOR FUTURE REFERENCE.

                               Prospectus Dated July 1, 1997

      The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor
      are    the  Contracts   federally  insured   by   the  Federal   Deposit
   Insurance
      Corporation,   the    Federal   Reserve Board  or  any other  government
   agency.  The
      Contracts   involve  certain   investment  risks,   including   possible
   loss  of
      principal.

      To  Place  Orders  and  for  Annuity  Account   Information: Contact the
   Schwab
      Annuity  Service   Center   at  800-838-0650   or  P.O.   Box 7666,  San
   Francisco,
      California 94120-7666.

      A b o  u t   This  Prospectus:   This  prospectus   concisely   presents
   important
      information you should have before investing in the Contract. Please read it carefully and retain it for future reference.

                                     TABLE OF CONTENTS



   Page

       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   i
       KEY FEATURES OF THE ANNUITY  . . . . . . . . . . . . . . . . . . . . .
    1
       FEE TABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    3
       GREAT-WEST LIFE & ANNUITY  INSURANCE COMPANY . . . . . . . . . . . . .
    4
       THE GUARANTEE PERIOD FUND  . . . . . . . . . . . . . . . . . . . . . .
    4
       THE MARKET VALUE ADJUSTMENT  . . . . . . . . . . . . . . . . . . . . .
    6
       APPLICATION AND CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . .
    8
       TRANSFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    9
       CASH WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . . . . .
    9
       TELEPHONE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . .
   10
       DEATH BENEFIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   11
       CHARGES AND DEDUCTIONS . . . . . . . . . . . . . . . . . . . . . . . .
   13
       PAYMENT OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .
   14
       FEDERAL TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . .
   17
       ASSIGNMENTS OR PLEDGES . . . . . . . . . . . . . . . . . . . . . . . .
   21
       DISTRIBUTION OF THE CONTRACTS  . . . . . . . . . . . . . . . . . . . .

   21
       SELECTED FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . .
   22
       RIGHTS RESERVED BY THE COMPANY . . . . . . . . . . . . . . . . . . . .
   37
       LEGAL PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . .
   37
       LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   37
       EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   37
       AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . .
   38
       APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   39
       APPENDIX B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   40
       FINANCIAL STATEMENTS . . . . . . . . . . . .  . . . . . . . . . . . . .
   F-1



      _________________________________________________________________

      THIS  PROSPECTUS  DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN
   WHICH
      SUCH  OFFERING  MAY  NOT  LAWFULLY  BE MADE.  NO DEALER, SALESPERSON, OR
   OTHER
      PERSON    IS    AUTHORIZED     TO  GIVE  ANY  INFORMATION  OR  MAKE  ANY
   REPRESENTATIONS IN
      CONNECTION   WITH   THIS  OFFERING OTHER  THAN  THOSE CONTAINED  IN THIS
   PROSPECTUS,
      AND,   IF  GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST
   NOT BE
      RELIED ON.

      _________________________________________________________________

                       The Contract is not available in all states.

      _________________________________________________________________

                                        DEFINITIONS
      _________________________________________________________________

      Accumulation   Period  -  The period between  the Effective Date and the
   Payment
      Commencement Date.

      Annuitant - The person named in the application upon whose life the payment of
      an   annuity   is  based and  who will receive  annuity payments.   If a
   Contingent
      Annuitant   is  named,  then  the   Annuitant  will  be  considered  the
   Primary
      Annuitant.     While  the Annuitant is living and at least 30 days prior
   to the
      annuity commencement date, the Owner may, by Request, change the Annuitant.

      Annuity Account - An account established by the Company in the name of the
      Owner that reflects all account activity under this Contract.

      Annuity Account Value - The sum of the value of all Guarantee Periods credited
      to    the   Owner  under the  Annuity Account;  less  Transfers, partial withdrawals,
      amounts   applied   to an annuity option,  periodic withdrawals, charges
   deducted
      under the Contract and, less Premium Tax, if any.

      Annuity  Payment   Period  -  The   period  beginning   on  the  annuity
   commencement date
      and continuing until all annuity payments have been made under the Contract.

      Automatic   Contribution  Plan   ("ACP")  -   A  plan   which allows for
   automatic
      periodic  Contributions.    The  Contribution  amount will  be withdrawn
   from a
      designated  pre-authorized   account  and automatically credited  to the
   Annuity
      Account.

      Beneficiary - The person(s) designated by the Owner, in the application, or as
      subsequently   changed  by  the  Owner  by Request, to receive any death
   benefit
      which  may   become  payable  under the terms  of the Contract.   If the
   surviving
      spouse   of   an  Owner   is the  surviving Joint  Owner, the  surviving
   spouse will
      become the Beneficiary upon such Owner's death and may elect to take the death benefit, if any, or elect to continue the Contract in force.

      Company   -  Great-West  Life   &  Annuity Insurance Company, the issuer
   of this
      annuity, located at 8515 East Orchard Road, Englewood, Colorado 80111.

      Contingent  Annuitant  -  The  person  named  in the application, unless later
      changed  by  the  Owner  by  Request  while  the  Annuitant is alive and before
      annuity  payments   have  commenced, who  becomes the Annuitant when the
   Primary
      Annuitant dies. No new Contingent Annuitant may be designated after the death of the Primary Annuitant.

      Contributions  -  Purchase   amounts  received  under the Contract prior
   to any
      Premium Tax or other deductions.

      Effective Date - The date on which the first Contribution is credited to the
      Annuity Account.

      Guarantee   Period  -   One  of   the  periods of  time available in the
   Guarantee
      Period   Fund  during   which the Company  will credit a  stated rate of
   interest.

      The   Company   may   stop   offering   any  term at  any  time for  new
   Contributions.
      Amounts allocated to one or more Guaranteed Periods may be subject to a Market
      Value Adjustment.

      Guarantee  Period   Fund  - A fixed  interest investment option in which
   amounts
      allocated   will   be  credited   a  stated   rate   of interest for the
   applicable
      Guarantee Period(s).

      Guarantee Period Maturity Date - The last day of any Guarantee Period.

      Guaranteed  Interest  Rate   -  The  minimum   interest  rate applicable
   to each
      Guarantee  Period   equal to an  annual effective rate in effect  at the
   time the
      Contribution  is   made  and  as  reflected   in  written   confirmation
   of  the
      Contribution.     This  is   the  minimum   rate allowed  by law and  is
   subject to
      change in accordance with changes in applicable law.

      Individual Retirement Annuity (IRA) - An annuity contract used in a retirement savings program that is intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

      Market Value Adjustment - An adjustment which may be made to amounts paid out
      before    the  Guarantee  Period   Maturity  Date  due   to  surrenders,
   partial
      withdrawals,   Transfers,   amounts applied  to the  periodic withdrawal
   option or
      to purchase an annuity, and distributions resulting from death of the Owner or
      Annuitant,  as   applicable.  Market  Value Adjustments may increase  or
   decrease
      the   amount  payable   on  one of  the above-described distributions. A
   negative
      adjustment may result in an effective interest rate lower than the applicable

      Guaranteed   Interest    Rate,   and the  value  of the  Contribution(s)
   allocated to
      the  Guarantee  Period   being  less than the Contribution(s) made.  The
   Market
      Value Adjustment is detailed on page 6.

      Non-Qualified Annuity Contract - An annuity contract which is not intended to
      be   part   of   a  qualified   retirement plan  and is not  intended to
   satisfy the
      requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

      Owner   (Joint  Owner)  or  You -  The person(s), while the Annuitant is living,
      named  in   the   Contract   Data Page who  is entitled to  exercise all
   rights and
      privileges  under  the  Contract.  Joint Owners must be husband and wife as of
      the  date  the  Contract  is  issued.    The Annuitant will be the Owner
   unless
      otherwise indicated in the application. If a Contract is purchased as an IRA, the Owner and the Annuitant must be the same individual and no Joint Owner may
      be   named.     Any   reference   to Owner  in the  singular tense shall
   include the
      plural, and vice versa, as applicable.

      Payment  Commencement   Date  -   The date on which annuity  payments or
   periodic
      withdrawals    commence    under     a  payment  option.    The  Payment
   Commencement Date
      must  be  at  least  one  year after the Effective Date of the Contract.
   If a
      Payment  Commencement  Date   is  not  shown on the Contract Data  Page,
   annuity
      payments    will   commence  on  the  first  day  of  the  month of  the
   Annuitant's 91st
      birthday. The Payment Commencement Date may be changed by the Owner within 60
      days   prior  to  commencement  of annuity payments or it may be changed by the
      Beneficiary upon the death of the Owner. If this is an IRA, payments which satisfy the minimum distribution requirements of the Internal Revenue Code of
      1986, as amended, must begin no later than the Owner's attainment of age 70 1/2.

      Premium Tax - The amount of tax, if any, charged by a state or other governmental authority.

      Request  -   Any  written,  telephoned,  or  computerized instruction in a form
      satisfactory to the Company and received at the Schwab Annuity Service Center
      (or  other  annuity  service  center subsequently named) from the  Owner or the
      Owner's  designee  (as  specified  in a form acceptable to the  Company)
   or the
      Beneficiary (as applicable) as required by any provision of the Contract or as
      required  by   the  Company.     All Requests  are subject to any action
   taken or
      payment made by the Company before it was processed.

      Schwab  Annuity   Service   Center   -    P.O. Box 7666,  San Francisco,
   California
      94120-7666, telephone 800-838-0650.

      Simplified Employee Pension - An individual retirement annuity (IRA) which may
      accept  contributions  from   one  or more employers under a  retirement
   savings
      program intended to satisfy the requirements of Section 408(k) of the Internal
      Revenue Code of 1986, as amended.

      Surrender Value - The Annuity Account Value with a Market Value Adjustment, if
      applicable,    and/or  any  surrender  charge,  if  applicable,  on  the
   effective date
      of the surrender, less Premium Tax, if any.

      Transaction  Date   -  The   date  on which any  Contribution or Request
   from the
      Owner  will  be  processed by the Company at the  Schwab Annuity Service

   Center.
      Contributions   and Requests received  after 4:00 p.m.  EST/EDT will  be
   deemed to
      have    been  received on  the  next business  day.    Requests will  be
   processed each
      day that the New York Stock Exchange is open for trading.

      Transfer - To move money among the Guaranteed Periods.

      We, our, us, or GWL&A:  Great-West Life & Annuity Insurance Company.

                                KEY FEATURES OF THE ANNUITY

      The   Contract   currently   allows  Owners to  invest in  the Guarantee
   Period Fund
      which is comprised of Guarantee Periods, each of which has its own stated rate
      of   interest  and  its own maturity date.   The stated rate of interest
   for the
      Guarantee   Period   will  depend on  the date  the Guarantee  Period is
   established
      and  the  duration  of  the  Guarantee  Period  you  select  from  among those
      available.     The rates  declared are subject  to a minimum (Guaranteed
   Interest
      Rate), but the Company may declare higher rates (the stated rate of interest).
      The   Guaranteed    Interest   Rate  will be  disclosed in  the  written
   confirmation.
      The stated rate of interest will not be less than the Guaranteed Interest Rate
      and   will    also be  disclosed  in the  written  confirmation. Amounts withdrawn or
      transferred  from   a  Guarantee   Period prior to  the Guarantee Period
   Maturity
      Date  may  be  subject  to  a  Market  Value  Adjustment.  (See  "Market
   Value
      Adjustment,     p.6.)     The  Contract   may  not   be available in all
   states or
      jurisdictions.  Please  consult  with  your   representative or call the
   Schwab
      Annuity Service Center for more information.

      Who  should  invest.     The Contract is  designed for investors who are
   seeking
      long-term tax deferred asset accumulation on a fixed interest rate basis. The
      Contract   can  be   used  for retirement or  other long-term investment
   purposes.
      The deferral of income taxes is particularly attractive to investors in high federal and state tax brackets who have already fully taken advantage of their ability to make IRA contributions or "pre-tax" contributions to their employer sponsored retirement or savings plans.

      How  to   Invest.     You must complete a Contract application  form, in
   order to
      invest in the Contract, and pay by check or instruct us to transfer funds from
      your   Schwab  account.   The minimum initial  investment is  $5,000 (or
   $2,000 if
      in  an   IRA).    Subsequent  investments  must  be  at least $500.  The
   minimum
      initial  investment  may  be   reduced to $1,000 should the  Owner agree
   to make
      additional $100 per month minimum recurring deposits through an ACP.

      Free  Look  Period.  The Contract provides for a Free  Look Period which allows
      you to cancel your investment generally within 10 days of your receipt of the
      Contract.     You  can   cancel  the   Contract  during  the   Free Look
   Period by
      delivering   or  mailing  the  Contract to  the Schwab  Annuity  Service
   Center.  The
      cancellation   is   not effective  unless we  receive a notice  which is
   postmarked
      before   the   end   of   the   Free Look  Period.   If the  Contract is
   returned, the
      Contract  will  be   void  from the start and the Annuity Account  Value
   will be
      refunded.    These  procedures  may  vary  where  required by state law.
   (See
      "Application and Contributions," p. 8.)

      Allocation  of   the  Initial  Investment.     Your  initial  investment
   in the
      Guarantee   Period  Fund   will  be directly allocated  to the Guarantee
   Period(s)
      specified in the application.

      Charges  and  Deductions  Under  the  Contract.   The Contract is a "low
   load"
      annuity and, as such, imposes no sales charge when Contributions are made, and only a maximum surrender charge of three percent if funds are withdrawn in the first three Contract years.

      No  Contract  Maintenance  Charge   will  be deducted from  your Annuity
   Account
      Value.     There   will  be a  transfer fee of $10 for  each Transfer in
   excess of
      twelve Transfers per  calendar year.  (See "Charges and  Deductions," p.
   13.)

      Depending   on   your state  of residence,  we may  deduct a  charge for
   Premium Tax
      from   purchase   payments   or   amounts  withdrawn or  at the  Payment
   Commencement
      Date.  (See "Charges and Deductions," p. 13.)

      The Market Value Adjustment may increase or decrease the amount Transferred or
      withdrawn  from   the  value   of  a Guarantee  Period if the  Guarantee
   Period is
      broken prior to the Guarantee Period Maturity Date. A negative adjustment may
      result  in   an  effective  interest rate lower than the stated  rate of interest
      for  the   applicable Guarantee Period and  the Guaranteed Interest Rate
   and the
      value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.  (See "Market Value Adjustment," p. 6.)

      Switching   Investments.     You  may   switch   Contributions among the
   Guarantee
      Periods as often as you like with no immediate tax consequences. You may make
      a  Transfer   Request to the Schwab Annuity Service  Center.  A transfer fee may
      apply.     (See "Charges  and Deductions," p.  13.)  Amounts Transferred
   out of a
      Guarantee Period prior to the Guarantee Period Maturity Date may be subject to a Market Value Adjustment.  (See "Market Value Adjustment," p. 6.)

      Full   and  Partial  Withdrawals.  You may  withdraw all or part of your
   Annuity
      Account Value before the earlier of the annuity commencement date you selected or  the  Annuitant's  or Owner's death.  Withdrawals may  be taxable and if made
      prior  to  age 59  1/2 may be subject to a 10% penalty tax.  Withdrawals from a
      Guarantee Period prior to the Guarantee Period Maturity Date may be subject to
      Market   Value     Adjustment.    (See "Market Value Adjustment," p. 6.)
   Amounts
      withdrawn   also   may   be  subject   to   a   surrender charge.   (See
   "Charges and
      Deductions," p. 13.) The minimum partial withdrawal prior to the Market Value
      Adjustment is  $500.   There is no  limit on the  number of  withdrawals
   made.  The
      Company may delay payment of withdrawals from the Guarantee Period Fund by up to 6 months.  (See "Cash Withdrawals," p. 9.)

      Annuity  Options.     Beginning   on   the  first   day   of  the  month
   immediately
      following  the   annuity  commencement date  you select, you may receive
   annuity
      payments  on  a  fixed basis.  (The default date is the first day of the month
      that   the  Annuitant   attains   age   91.)    A wide range  of annuity
   options are
      available to provide flexibility in choosing an annuity payment schedule that
      meets  your  particular  needs.   These annuity options include  payment
   options
      designed   to  provide  payments  for life (for either a single or joint life),
      with   or  without  a   guaranteed  minimum  number   of payments.  (See
   "Payment
      Options," p. 14.)

      Death  Benefit.     The  amount of the death benefit, if payable  before
   annuity
      payments commence, will be the greater of (a) the Annuity Account Value with a
      Market Value Adjustment, if applicable, as of the date a Request for payment is received, less Premium Tax, if any; or (b) the sum of Contributions paid, less partial withdrawals and Periodic Withdrawals, less charges deducted under the Contract, if any, less Premium Tax, if any. (See "Death Benefit," p. 11.)

      Customer    Service.      Schwab's  professional   representatives   are
   available
      toll-free   to  assist   you.     If  you have any  questions about your
   Contract,
      please telephone the Schwab Annuity Service Center (800-838-0650) or write to the Schwab Annuity Service Center at P.O. Box 7666, San Francisco, California
      94120-7666.   All  inquiries should include the Contract number and  the
   Owner's
      name. As a Contract Owner you will receive periodic statements confirming any
      transactions   relating    to your  Contract,  as well  as  a  quarterly
   statement and
      an annual report.

      ________________________________________________________________

                                         FEE TABLE
      _________________________________________________________________

            The  purpose of this table is  to assist you in understanding  the various
      costs and expenses that you will bear directly or indirectly when investing in
      the   Contract.       The  information  set forth  should  be considered
   together with
      the narrative provided under the heading "Charges and Deductions" In addition to the expenses listed below, Premium Tax may be applicable.


      Contract Owner Transaction Expenses

            Sales Load                                None
            Surrender Fee                             Maximum 3%
            Transfer Fee (First 12 Per Year) 1/       None
            Contract Maintenance Charge               None



       1/ There is a $10 fee for each Transfer in excess of twelve in any contract year.

      _________________________________________________________________

                       GREAT-WEST LIFE  & ANNUITY INSURANCE COMPANY
      _________________________________________________________________

            The Company is a stock life insurance company originally organized under
      the   laws    of    the  state  of  Kansas  as  the  National  Interment
   Association.  Its
      name  was  changed  to  Ranger  National Life  Insurance Company in 1963
   and to
      Insuramerica   Corporation  prior   to changing to  its current  name in
   1982.  In
      September of 1990, GWL&A redomesticated and is now organized under the laws of the state of Colorado.

            GWL&A  is   authorized  to engage  in the sale of  life insurance,
   accident
      and   health  insurance  and  annuities.  It is qualified to do business in the
      District of Columbia, Puerto Rico and 49 states in the United States.

            GWL&A   is   a  wholly-owned   subsidiary  of  The Great-West Life
   Assurance
      Company   ("Great-West   Life").  Great-West   Life is  a subsidiary  of
   Great-West
      Lifeco  Inc.,   a  holding  company.    Great-West  Lifeco  Inc.  is  in
   turn a
      subsidiary  of   Power  Financial   Corporation,  a   financial services
   company.
      Power  Corporation  of  Canada,   a  holding and management company, has
   voting
      control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power
      Corporation of Canada.


      _________________________________________________________________

                                 THE GUARANTEE PERIOD FUND
      _________________________________________________________________

      Guarantee Period Fund

            Contributions   under   the   Contract  will be  deposited to, and
   accounted
      for,  in  a  non-unitized  separate  account  established by the Company under
      Section   10-7-401,   et.   seq.   of  the Colorado  Insurance Code.   A
   non-unitized
      separate account is a separate account in which the Owner does not participate
      in   the   performance of  the assets  through unit values.   Therefore,
   Owner's do
      not receive a unit ownership of assets accounted for in this separate account.
      The assets accrue solely to the benefit of the Company and any gain or loss in
      the  separate  account   is  borne  entirely   by  the  Company.     For
   amounts
      contributed, Owners will receive the Contract guarantees made by the Company.

            Contributions    will   be   allocated  to one  or  more Guarantee
   Periods of a
      duration   selected  by  the  Owner  from  those currently being offered by the
      Company.     Every Guarantee Period  offered by the Company  will have a duration
      of at least one year. Contributions will be credited on the Transaction Date.


            Each   Guarantee   Period   will   have   its  own stated  rate of
   interest and
      Guarantee    Period   Maturity  Date.    The  stated  rate  of  interest
   applicable to a

      Guarantee   Period   will  depend on  the date  the Guarantee  Period is
   established
      and the duration chosen by the Owner.

            As  of  the  date  of  this   prospectus,  Guarantee  Periods with
   annual
      durations of 1 to 10 years are offered only in those states where the Contract
      is   available.     The Guarantee Periods may be  changed in the future;
   however,
      any such modification will not have an impact on any Guarantee Period then in effect.

            T h e  value   of  amounts  in   each  Guarantee  Period  is   the
   Owner's
      Contributions,   less   Premium   Tax,   if   any,  in   that  Guarantee
   Period, plus
      interest  earned,  less   amounts distributed, withdrawn (in whole or in
   part),
      Transferred or applied to an annuity option, periodic withdrawals, and charges deducted  under the Contract.  If a Guarantee Period is broken, a Market
   Value
      Adjustment may be assessed. Any such amount withdrawn or Transferred from a
      Guarantee Period will be paid in accordance with the MVA formula. (See "Market
      Value Adjustment," p. 6.)

      Investments

            The    Company   intends    to  invest in  assets  which,  in  the
   aggregate, have
      characteristics,  especially  cash   flow  patterns,  reasonably related
   to the
      characteristics   of  its  liabilities.     Various  techniques  will be
   used to
      achieve   the    objective of  close  aggregate matching  of assets  and
   liabilities.
      The Company will primarily invest in investment-grade fixed income securities including:

                  Securities  issued   by   the   U.S.   Government   or   its
   agencies or
            instrumentalities, which issues may or may not be guaranteed by the U.S.
            Government.

                  Debt  securities  which  have   an investment grade, at  the
   time of
            purchase, within the four highest grades assigned by Moody's Investment
            Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA,
            AA, A or BBB) or any other nationally recognized rating service.

                  Other   debt   instruments, including,  but not  limited to,
   issues of
            banks or bank holding companies and of corporations, which obligations,
            although  not   rated   by Moody's,  Standard &  Poor's, or  other
   nationally
            recognized rating firms, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above.

                  Commercial    paper,   cash or  cash equivalents,  and other
   short-term
            investments having a maturity of less than one year which are considered
            by   the    Company's   management   to  have  investment  quality
   comparable to
            securities which may be purchased as stated above.

            In   addition,  the   Company  may invest in  futures and options.
   Financial
      futures   and  related   options thereon and  options on  securities are
   purchased
      solely  for   non-speculative hedging purposes.  The Company may  sell a futures
      contract   or   purchase  a   put   option on  futures or securities  to
   protect the
      value  of  securities  held  in  or  to be sold for the  general account or the
      non-unitized    separate   account   in   the   event   the   securities
   prices  are
      anticipated to decline. Similarly, if securities prices are expected to rise, the Company may purchase a futures contract or a call option thereon against anticipated positive cash flow or may purchase options on securities.

            WHILE THE FOREGOING GENERALLY DESCRIBES THE INVESTMENT STRATEGY FOR THE
      GUARANTEE  PERIOD  FUND,  THE  COMPANY  IS  NOT OBLIGATED  TO INVEST THE
   ASSETS
      ATTRIBUTABLE   TO   THE   GUARANTEE  PERIOD   FUND   ACCORDING  TO   ANY
   PARTICULAR
      STRATEGY,  EXCEPT   AS  MAY   BE  REQUIRED BY  COLORADO AND OTHER  STATE
   INSURANCE
      LAWS,   NOR  WILL   THE   STATED  RATE   OF   INTEREST THAT  THE COMPANY
   ESTABLISHES
      NECESSARILY  RELATE  TO THE  PERFORMANCE  OF  THE  NON-UNITIZED SEPARATE
   ACCOUNT.

      Subsequent Guarantee Periods

            Prior to the date annuity payments commence, you may invest the value of
      amounts  held  in   a maturing Guarantee Period in any Guarantee  Period
   that we
      offer at that time. On the quarterly statement issued prior to the end of any

      Guarantee  Period,   we will  notify you of the  upcoming maturity of  a
   Guarantee
      Period. THE GUARANTEE PERIOD AVAILABLE FOR NEW CONTRIBUTIONS MAY BE CHANGED AT
      ANY   TIME,   INCLUDING BETWEEN  THE DATE OF NOTIFICATION  OF A MATURING
   GUARANTEE
      PERIOD   AND   THE  DATE   A   SUBSEQUENT   GUARANTEE   PERIOD   BEGINS.
   Information
      regarding   the   current  Guarantee Periods  then available  and  their
   stated rate
      of interest may be obtained by calling the Schwab Annuity Service Center at:

                                      1-800-838-0650.

            If  the  Company  receives  no  direction from the Contract  Owner by the
      Guarantee   Period    Maturity   Date,  the Company  will  automatically
   allocate the
      amount  from   the  maturing   Guarantee  Period  to a  Guarantee Period
   equal in
      duration  to   the  one   just   ended.  If  at that time, the  duration
   previously
      chosen  is  no   longer  available,   the  amount  will be allocated  to
   the next
      shortest   available  Guarantee   Period  duration.     In  any event, a
   Guarantee
      Period  will   not  renew for  a term equal in  duration to the one just
   ended if
      the   Guarantee  Period   will   mature  after the  Payment Commencement
   Date.  No
      Guarantee Period may mature later than six months after a Payment Commencement
      Date.     For  example,  if  a   3-year Guarantee Period matures and the
   Payment
      Commencement Date begins 1 3/4 years from the Guarantee Period Maturity Date, the matured value will be transferred to a 2-year Guarantee Period.

      Breaking A Guarantee Period

            Any   Transfer, withdrawal  or the selection of  an annuity option prior to
      the   Guarantee  Period   Maturity  Date   will  be  known as breaking a

   Guarantee
      Period. When a Request to break a Guarantee Period is received, the Guarantee
      Period  that  is  closest to the Guarantee  Period Maturity Date will be broken
      first.    If   a  Guarantee  Period is broken, a Market Value Adjustment
   may be
      assessed.     The Market  Value Adjustment may  increase or decrease the value of
      the   amount   Transferred  or   withdrawn   from   the Guarantee Period
   Fund.  The
      Market  Value   Adjustment   may reduce the value  of amounts held  in a
   Guarantee
      Period   below  the   amount  of your Contribution(s)  allocated to that
   Guarantee
      Period.  (See "Market Value Adjustment," p. 6.)

      Interest Rates

            Declared   rates  are  effective   annual  rates of interest.  The
   rate is
      guaranteed  throughout the Guarantee Period.  FOR GUARANTEE PERIODS  NOT
   YET IN
      EFFECT,       GWL&A   MAY  DECLARE INTEREST  RATES DIFFERENT  THAN THOSE
   CURRENTLY IN
      EFFECT.    When a  subsequent Guarantee Period begins,  the rate applied will not
      be  less   than the rate  then applicable to new  Contracts of the  same type with
      the same Guarantee Period.

            The   stated   rate  of   interest must be  at least  equal to the
   Guaranteed
      Interest  Rate.   The Company may  declare higher rates.  The Guaranteed
   Interest
      Rate is based on the applicable state standard non-forfeiture law. Please see
      Appendix A for the standard non-forfeiture law rate applicable to the state in which the Contract was issued.

            The  determination  of the  stated rate of interest  is influenced by, but
      does   not  necessarily correspond to, interest rates available on fixed income
      investments  which   the  Company  may   acquire  using  funds deposited
   into the
      Guarantee   Period Fund.  In  addition, the Company  will consider other items in
      determining    the  stated   rate  of   interest  including   regulatory
   and  tax
      requirements,   sales  commissions  and  administrative  expenses  borne
   by the
      Company, general economic trends, and competitive factors.

      Market Value Adjustment

            Distributions from the amounts allocated to a Guarantee Period due to a full surrender or partial withdrawal, Transfer, application of amounts to the
      periodic   withdrawal   option   or   to   purchase   an   annuity,   or
   distributions
      resulting from the death of
      the  Owner   or  Annuitant  prior  to   a Guarantee Period Maturity Date
   will be
      subject  to a Market  Value Adjustment ("MVA").   A MVA may increase  or
   decrease
      the  amount   payable  on  one   of  the  above described distributions.
   Amounts
      available   for a full surrender  or  partial  withdrawal is  the amount requested
      plus the MVA less any applicable surrender charge. The amount available for a
      Transfer   is   the   amount   requested   plus   the MVA.   The  MVA is
   calculated by
      multiplying  the  amount   Requested  by  the  Market  Value  Adjustment
   Factor
      ("MVAF").

            The   MVA   reflects  the   relationship   as of  the time of  its
   calculation
      between  (a)   the  U.S.  Treasury Strip ask side  yield as published in
   the Wall
      Street  Journal  on   the  last   business day of the week  prior to the
   date the
      stated  rate  of interest was established for the Guarantee  Period; and
   (b) the
      U.S. Treasury Strip ask side yield as published in the Wall Street Journal on
      the   last  business   day of the  week prior to the  week the Guarantee
   Period is
      broken.     There  would be a  downward adjustment if Treasury  rates at the time
      the Guarantee Period is broken exceed Treasury rates when the Guarantee Period
      was   created.    There  would be an upward adjustment if Treasury rates
   at the
      time the Guarantee Period is broken, are lower than when the Guarantee Period was created.  The MVA factor is the same for all Contracts.

      1.    The formula used to determine the MVA is:

                  MVA = (amount applied) X (MVAF)

                  The Market Value Adjustment Factor (MVAF) is:

                  MVAF = {[(1 + i)/(1 + j +.10%)] N/12} - 1

            where:

            a)    i  is  the  U.S.  Treasury Strip ask side yield as published in the
                  Wall Street Journal on the last business day of the week prior to
                  the  date  the  stated   rate  of  interest  was established
   for the
                  Guarantee  Period.   The term of i is measured  in years and
   equals
                  the term of the Guarantee Period;

            b)    j  is  the  U.S.  Treasury Strip ask side yield as published in the
                  Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years; and

            c)    N is the number of complete months remaining until maturity.

            If  i  + j  differ by less than .10%, the MVA will equal 0.   If N
   is less
            than 6, the MVA will equal 0.

      2.    The  Market  Value  Adjustment will apply to  any Guarantee Period six or
      more  months  prior  to  the  Guarantee  Period   Maturity  Date in each
   of the
      following situations:

            a)     Transfer  to  another Guarantee Period or  to an Investment
   Division
                  offered under this Contract; or
            b)     S  u r renders,   partial  withdrawals,   annuitization  or
   Periodic
                  Withdrawals; or

            c)    A single sum payment upon death of the Owner or Annuitant.

      3.    The   Market  Value  Adjustment  will  not  apply to any Guarantee
   Period
      having  fewer  than  six  months prior to the Guarantee Period  Maturity
   Date in
      each of the following situations:

            a) Transfer to an Investment Division offered under this Contract; or

            b)     S  u r renders,   partial  withdrawals,   annuitization  or
   Periodic
                  Withdrawals.

            c)    A single sum payment upon death of the Owner or Annuitant.

      See Appendix B for Illustrations of the MVA.

      _________________________________________________________________

                               APPLICATION AND CONTRIBUTIONS
      _________________________________________________________________

      Contributions

            All   Contributions may  be  paid at  the Schwab  Annuity  Service
   Center by a
      check payable to the Company or by transfer to the Company of available funds from your Schwab account.

            The   initial   Contribution  for  the Contract must  be at  least
   $5,000 (or
      $2,000  if for an IRA).  Subsequent Contributions must be at least $500.
   This
      minimum  initial  investment  may   be  reduced  to  $1,000,   but  only
   if you
      participate in an Automatic Contribution Plan and contribute at least $100 per
      month   through a recurring deposit.   A confirmation  will be issued to
   you upon
      the acceptance of each Contribution.

            Your  Contract   will  be  issued and your  Contribution generally
   will be
      accepted and credited within two business days after receipt of an acceptable
      application  and   receipt  of  the  initial  Contribution at the Schwab
   Annuity
      Service  Center.    All Contributions can be paid  to the Schwab Annuity
   Service
      Center   by   check   (payable  to  GWL&A) or by  instructing Schwab  to
   transfer to
      GWL&A available funds or amounts from your account with Schwab. Acceptance is
      subject   to  there being sufficient information in a form acceptable to us and
      we reserve the right to reject any application or Contribution.

            The    Schwab   Annuity    Service   Center    will  process  your
   application and
      Contributions.     If  your  application is  complete and  your  initial

   Contribution
      is  being   transferred  from   funds available in your  Schwab account,
   then the
      Contribution   will  generally   be  credited  within two  business days
   following
      receipt  of   the  application.   If your application is incomplete, the
   Schwab
      Annuity   Service   Center  will either  complete the  application  from
   information
      Schwab   has    on   file,   or   contact    you   for   the  additional
   information.  No
      transfer of funds will be made from your Schwab account until your application is complete. The funds will be credited as Contributions to the Contract when they are transferred.

            If   your  Contribution   is  by   check,  and  the application is
   complete,
      Schwab  will  use   its  best  efforts to credit the Contribution on the
   day of
      receipt, but in all such cases it will be credited to your Contract within two
      business  days  of   receipt.    If  your application is incomplete, the
   Schwab
      Annuity  Service  Center will complete the application from  information
   Schwab
      has   on   file   or  contact you  by telephone  to obtain  the required
   information.
      If your application remains incomplete for five business days, we will return to you both the check and the application unless you consent to our retaining
      the   initial    Contribution   and    crediting    it  as soon  as  the
   requirements are
      fulfilled.

            A  Contract  may  be  returned  within ten  days after receipt, or longer
      where   required  by law  ("Free Look  Period").   During the  Free Look
   Period, all
      contributions will be processed as follows:

            (1)    Contributions  allocated   to  one  or   more  of  the then
   available
                  Guarantee    Periods    will    be  allocated  as  directed,
   effective upon
                  the  Transaction  Date  at  the  stated   rate and Guarantee
   Period
                  Maturity Date then effective.

            (2)    If  the  Contract   is returned, the contract  will be void
   from the
                  start  and  the  greater  of: (a) Contributions received  or
   (b) the
                  Annuity   Account   Value   less   surrenders,   withdrawals
    and
                  distributions,   will  be refunded.   Exercising  the return
   privilege
                  requires  the  return  of   the  Contract  to the Company or
   to the
                  Schwab Annuity Service Center.

            Additional  Contributions   may  be made at  any time prior to the
   Payment
      C  o mmencement   Date,  as   long  as   the   Annuitant  is   living.
   Additional
      Contributions must be at least $500 or $100 per month if under an ACP.

            Total Contributions may exceed $1,000,000 with our prior approval.

            The   Company  reserves   the right to modify  the limitations set
   forth in
      this section.

      _________________________________________________________________

                                         TRANSFERS
      _________________________________________________________________

      In General

            Prior  to   the Payment Commencement Date you may Transfer  all or
   part of
      your Annuity Account Value among the available Guarantee Periods by telephone
      or  by   sending  a  Request to the  Schwab Annuity Service Center.  The
   Request
      must specify the amounts being Transferred, the Guarantee Period(s) from which the Transfer is to be made, and the Guarantee Period(s) that will receive the
      Transfer.

            Currently,  there   is  no   limit on the number of  Transfers you
   can make
      during   any  Contract Year.   There is  no charge for the  first twelve
   Transfers
      each   Contract  Year,   but  there   will be  a charge of $10  for each
   additional
      Transfer   in   each  Contract Year.  We reserve the  right to limit the
   number of
      Transfers   you   make.  The  charge will  be  deducted from  the amount
   transferred.
      All Transfers made on a single Transaction Date will be aggregated to count as only one Transfer toward the twelve free Transfers.

            A   Transfer   generally  will   be   effective   on the date  the
   Request for
      Transfer  is  received by the Schwab Annuity  Service Center if received before
      4:00   p.m.  Eastern  Time.     Under  current  law,  there  will not be
   any tax
      liability to you if you make a Transfer.

            When   a   Transfer is  made before the Guarantee  Period Maturity
   Date, the
      amount  Transferred   may be subject to a Market Value  Adjustment. (See

   "Market
      Value  Adjustment," p.  6.)  A  Request for Transfer  from amounts in  a
   Guarantee
      Period  made  prior to the Guarantee Period  Maturity Date for Transfers on the
      Guarantee   Period  Maturity   Date   will  not   be  counted   for  the
   purpose of
      determining   any   Transfer  Fee on  Transfers in excess  of the twelve
   Transfers
      per year if these Transfers are to take place on the Guarantee Period Maturity
      Date.

      Possible Restrictions

            We  reserve  the  right without prior notice  to modify, restrict, suspend
      or  eliminate  the  Transfer privileges (including telephone  Transfers)
   at any
      time.     We reserve the  right to require that all Transfer Requests be made by
      the  Owner   and  not   by an Owner's designee  and to require that each
   Transfer
      Request  be made by a separate communication to us.  We also reserve the right
      to request that each Transfer Request be submitted in writing and be manually signed by the Owner; facsimile Transfer Requests may not be allowed.

      _________________________________________________________________

                                     CASH WITHDRAWALS
      _________________________________________________________________

      Withdrawals

            You  (the   Owner)  may  withdraw  from   the Contract all or part
   of your
      Annuity  Account  Value at any time during the life of the Annuitant and prior
      to the date annuity payments commence by Request at the Schwab Annuity Service
      Center  subject   to  the   rules  below.     Federal  or  state   laws,
   rules or
      regulations   may   apply.   The   amount   payable    to   you   if you
   surrender your
      Contract    is   your    Annuity   Account  Value,  with a  Market Value
   Adjustment, if
      any,  and  a   surrender  charge,  if  applicable, on the effective date
   of the
      surrender,   and  less  any applicable  Premium Tax.  No withdrawals may be made
      after the date annuity payments commence.

            A  Request   for  a partial withdrawal  will result in a reduction
   in your
      Annuity   Account   Value   equal   to   the  sum of  the dollar  amount
   withdrawn.  A
      Market  Value  Adjustment may apply. (See "Market Value  Adjustment," p.
   6.) In
      addition,    the   partial   withdrawal  may be  subject to  a surrender
   charge.  The
      partial withdrawal proceeds may be greater or less than the amount requested,
      depending  on   the  effect   of   the Market Value Adjustment,  and the
   surrender
      charge.

            The  minimum  partial  withdrawal before application of the MVA is
   $500.
      Partial   withdrawals  are   unlimited;  however,  you must  specify the
   Guarantee
      Period(s)   from  which  the  withdrawal   is  to  be  made.   After any
   partial
      withdrawal, if the remaining Annuity Account Value is less than $2,000, then a full surrender may be required.

            The following terms apply:

            (a)   No  partial  withdrawals  are   permitted  after  the   date
   annuity
                  payments commence.

            (b)   A partial withdrawal will be effective  upon the Transaction
   Date.

            (c)    A  partial withdrawal may  be subject to  the Market  Value
   Adjustment
                  provisions, the Guarantee Period Fund provisions of the Contract,
                  and   the    terms  of the  attached Guarantee  Period  Fund
   Rider(s), if
                  any.

            (d)   A partial withdrawal may be subject to a surrender charge.

            Withdrawals    may   be    taxable   (this    includes    Periodic
   Withdrawals,
      discussed  below).    Moreover,  the Internal Revenue Code  (the "Code")
   provides
      that a 10% penalty tax may be imposed on the taxable portions of certain early
      withdrawals.     The   Code generally  requires us  to withhold  federal
   income tax
      from   withdrawals.     However,  generally   you  will   be entitled to
   elect, in
      writing, not to have tax withholding apply unless withholding is mandatory for
      your   Contract.  Withholding  applies to the portion  of the withdrawal which is
      included  in  your   income  and  subject   to  federal  income  tax.
   The tax
      withholding   rate  is 10%  of  the taxable  amount of  the  withdrawal.
   Withholding
      applies  only   if   the taxable  amount of the withdrawal  is at  least
   $200. Some
      states   also   require   withholding   for   state income  taxes.  (See
   "Federal Tax
      Matters," p. 17.)

            Withdrawal   Requests  must  be  in writing  to ensure  that  your
   instructions
      regarding   withholding  are followed.   In the  absence of  an adequate
   election,
      the Request will not be processed.

            After a withdrawal of all of your total Annuity  Account Value, or at any
      time  that   your  Annuity   Account  Value   is  zero, all  your rights
   under the
      Contract will terminate.

            Since   IRAs  are offered by this  prospectus, reference should be made to
      the   applicable   provisions   of   the    Code   for   any  additional
   limitations or
      restrictions on cash withdrawals.

      _________________________________________________________________

                                  TELEPHONE TRANSACTIONS
      _________________________________________________________________

            We   will   employ   reasonable   procedures   to   confirm   that
   instructions
      communicated by telephone are genuine and if we follow such procedures we will
      not   be    liable for  any  losses  due to  unauthorized  or fraudulent instructions.
      However, we may be liable for such losses if we do not follow those reasonable
      procedures.        The    procedures   we    will  follow for  telephone
   transactions may
      include  requiring   some  form   of   personal identification prior  to
   acting on
      instructions  received  by  telephone,  providing   written confirmation
   of the
      transaction, and/or tape recording the instructions given by telephone.

            We reserve the right to suspend telephone transaction privileges at any
      time,  for   some  or  all  Contracts,  and for any reason.  Withdrawals are not
      permitted by telephone.
      _________________________________________________________________

                                       DEATH BENEFIT
      _________________________________________________________________

      Payment of Death Benefit

            Before  the  date   annuity payments commence, the  death benefit,
   if any,
      will be equal to the greater of: (a) the Annuity Account Value with an MVA, if
      applicable,   as  of the date  the Request for payment is received, less
   Premium
      Tax,   if  any,   or (b)  the sum  of Contributions  paid, less  partial
   withdrawals
      and/or Periodic Withdrawals, less Premium Tax, if any. The death benefit will
      become   payable  following   the   Company's  receipt   of   a  Request
   from  the
      Beneficiary.     When  an  Owner   or  the  Annuitant  dies  before  the
   annuity
      commencement  date  and a death benefit is payable to a Beneficiary, the death
      benefit   proceeds   will   remain  invested   in  accordance   with the
   allocation
      instructions    given    by   the    Owner(s)   until    new  allocation
   instructions are
      Requested  by  the   Beneficiary or until the death benefit  is actually
   paid to
      the Beneficiary. The death benefit will be determined as of the date payments
      commence.    Subject  to the distribution rules set forth below, payment of the
      death benefit may be Requested to be made as follows:

            A.    Proceeds from the Guarantee Period(s)

                  1.    payment in a single sum with respect to which a Market
   Value
                        Adjustment may apply; or
                  2.      payment under any  of the  annuity options  provided
   under this
                        Contract  with   respect  to  which  a   Market  Value
   Adjustment may
                        apply; or
                  3.    payment   on  the  Guarantee  Period  Maturity Date so
   that a
                        Market Value Adjustment will not apply.

            In any event, no payment of benefits provided under the Contract will be
      allowed  that   does  not satisfy  the requirements of Section  72(s) of
   the Code
      and any other applicable federal or state laws, rules or regulations.

      DISTRIBUTION RULES

      1.    Death of Annuitant

            Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the Company will pay the death benefit to the
      Beneficiary unless there is a Contingent Annuitant.

            If  a  Contingent   Annuitant  was  named  by  the  Owner(s) prior
   to the
      Annuitant's death, and the Annuitant dies before the annuity commencement date while the Owner and Contingent Annuitant are living, no death benefit will be
      payable   by    reason  of the  Annuitant's  death  and  the  Contingent
   Annuitant will
      become the Annuitant.

            If   the   Annuitant   dies   after   the   date  annuity payments
   commence and
      before  the  entire interest  has been distributed, any  benefit payable must be
      distributed   to   the Beneficiary  in accordance  with and at  least as
   rapidly as
      under    the    payment  option  applicable  to  the  Annuitant  on  the
   Annuitant's date
      of death.

            If a corporation or other non-individual is an Owner, or if the deceased
      Annuitant is an Owner, the death of the Annuitant will be treated as the death
      of  an   Owner  and  the  Contract  will  be  subject  to  the "Death of
   Owner"
      provisions described below.

      2.    Death of Owner

            If the Owner is not the Annuitant:

            (1)    If  there  is  a  Joint  Owner  who is the surviving spouse of the
            deceased   Owner,   the   Joint  Owner will  become the  Owner and
   Beneficiary
            and   may   elect   to  take   the   death  benefit   or  elect to
   continue the
            Contract in force.

            (2)   In  all other cases,  the Company will pay the death benefit to the
            Beneficiary even if a Joint Owner (who was not the Owner's spouse on the
            date   of   the   Owner's  death),   the   Annuitant  and/or   the
   Contingent
            Annuitant   are  alive  at  the time of the  Owner's death, unless
   the sole
            Beneficiary is the deceased Owner's surviving spouse and the Beneficiary elects to become the Owner and Annuitant and to continue the Contract in force.

            If  the   Owner  is  not  the Annuitant,  and the Owner dies after
   annuity
      payments  commence  and  before the entire interest has been distributed while
      the   Annuitant  is living,   any  benefit payable  will continue  to be
   distributed
      to the Annuitant at least as rapidly as under the payment option applicable on
      the   Owner's death.   All rights  granted the Owner  under the Contract
   will pass
      to any surviving Joint Owner and, if none, to the Annuitant.

            If the Owner is the Annuitant (Owner/Annuitant):

            (1)   If  there  is  a  Joint  Owner  who is the  surviving spouse of the
            deceased   Owner  and a Contingent Annuitant, the Joint Owner will
   become
            the Owner and the Beneficiary, the Contingent Annuitant will become the
            Annuitant, and the Contract will continue in force.

            (2) If there is a Joint Owner who is the surviving spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the death benefit or continue the Contract in force.

            (3)   In   all other cases, the Company will pay the death benefit
   to the
            Beneficiary,   even  if   a Joint Owner  (who was not  the Owner's
   spouse on
            the   date   of  the  Owner's death),  Annuitant and/or Contingent
   Annuitant
            are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and the Beneficiary Requests to become the Owner and Annuitant and to continue the Contract in force.

            Any   death  benefit payable  to the  Beneficiary upon  an Owner's death will
      be distributed as follows:

            (1)   If  the Owner's  surviving spouse is the person entitled  to receive
            benefits upon the Owner's death, the surviving spouse will be treated as the Owner and will be allowed to take the death benefit or continue the
            Contract in force; or

            (2)   If  the  Beneficiary is a  non-spouse individual, she/he may elect,
            not later than one year after the Owner's date of death, to receive the death  benefit  in either a single sum or payment under any of the fixed
            annuity   options  available   under  the  Contract, provided that
   (a) such
            annuity is distributed in substantially equal installments over the life
            or   life   expectancy  of   the Beneficiary or  over a period not
   extending
            b e y o nd  the  life  expectancy  of  the  Beneficiary;  and  (b)
   such
            distributions  begin   not  later than one year after  the Owner's
   date of
            death.     If   no   election  is  received by the  Company from a
   non-spouse
            Beneficiary   such   that   substantially equal installments  have
   begun not
            later   than  one  year  after the Owner's date of death, then the entire
            amount   must  be  distributed   within  five years of the Owner's
   date of
            death. The death benefit will be determined as of the date the payments commence; or

            (3)    If   a   corporation  or   other  non-individual entity  is
   entitled to
            receive  benefits  upon   the  Owner's  death,   the death benefit
   must be
            completely distributed within five years of the Owner's date of death.


      Beneficiary

            You   may  select one  or more  Beneficiaries.   If more  than one
   Beneficiary
      is selected, unless you indicate otherwise, they will
      share  equally   in any  death benefit  payable.    You  may change  the
   Beneficiary
      any time before the Annuitant's death.

            You    may,   while   the   Annuitant    is   living,   change the
   Beneficiary by
      Request.   A change of Beneficiary  will take effect as of the  date the
   Request
      is   processed  by  the Schwab  Annuity Service Center, unless a certain date is
      specified   by   the Owner.  If  the Owner  dies before the  Request was
   processed,
      the   change   will  take effect  as of the  date the  Request was made,
   unless the
      Company has already made a payment or otherwise taken action on a designation
      or  change   before   receipt  or   processing  of   such   Request.   A
   beneficiary
      designated irrevocably may not be changed without the written consent of that
      Beneficiary, except as allowed by law.

            The  interest  of  any  Beneficiary  who  dies  before   the Owner
   or the
      Annuitant will terminate at the death of the Beneficiary. The interest of any
      Beneficiary who dies at the time of, or within 30 days after, the death of an
      Owner  or   the  Annuitant will also terminate if  no benefits have been paid to
      such   Beneficiary,   unless   the    Owner   otherwise   indicates   by
   Request.  The
      benefits  will   then   be  paid   as  though  the Beneficiary had  died
   before the
      deceased  Owner   or  Annuitant.    If   no  Beneficiary  survives   the
   Owner or
      Annuitant,   as   applicable,  the Company  will pay  the death  benefit
   proceeds to
      the Owner's estate.

            If  the   surviving   spouse  of an Owner is  the surviving  Joint
   Owner, the
      surviving   spouse  will  become the Beneficiary upon such Owner's death and may
      elect   to   take  the   death   benefit   or may elect  to continue the
   Contract in
      force.      If   there   is   no  surviving Joint  Owner,  and no  named
   Beneficiary is
      alive   at   the  time at  the time  of an  Owner's death,  any benefits payable will
      be paid to the Owner's estate.

      Contingent Annuitant

            While  the   Annuitant is  living, the Owner(s)  may, by  Request,
   designate
      or  change   a   Contingent Annuitant  from time to  time.  A  change of
   Contingent
      Annuitant  will  take  effect  as  of the date the  Request is processed at the
      Schwab  Annuity  Service  Center,  unless  a   certain date is specified
   by the
      Owner(s).

      _________________________________________________________________

                                  CHARGES AND DEDUCTIONS
      _________________________________________________________________

            No   deductions   are  made   from   Contributions  except for any
   applicable
      Premium   Tax.     Therefore,  the   full  amount   of the Contributions
   (less any
      applicable Premium Tax) are invested in the Contract.

            As  more   fully described below,  charges under the  Contract are
   assessed
      only as deductions for Premium Tax, if applicable, for certain Transfers, and
      as   a Surrender  Charge, if applicable.   In addition,  a Market  Value
   Adjustment
      may   apply  to   withdrawals   and   surrenders,   Transfers,   amounts
   applied to
      purchase   an  annuity,   and distributions resulting from  death of the
   Owner or
      Annuitant if the amounts held in a Guarantee Period are paid out prior to the
      Guarantee Period Maturity Date.

      Surrender Charge

            A   maximum  Surrender   Charge   of  three  percent (3%) will  be
   applied to
      amounts   withdrawn/distributed   within   the   first   three  Contract
   years.  The
      Surrender Charge applies to the amounts withdrawn/distributed after they have
      been   adjusted    by any  MVA.  The applicable  Surrender  Charge  will
   decrease over
      time as indicated in the table below.

            Years Completed   Percentage of Distribution

                  1                             3%
                  2                             2%
                  3                             1%
                  4+                            0%

            The   Contract  describes  specific  situations   in  which  there
   is  no
      Surrender   Charge,   such   as  death, annuitization,  other than  in a
   single sum,
      and Periodic Withdrawals of at least 36 months.

      Premium Tax

            We  may  be  required  to  pay  state premium taxes or retaliatory taxes
      currently  ranging  from  0% to 3.5% in connection with Contributions or values
      under  the  Contracts.     Depending  upon applicable state law, we will
   deduct
      charges  for   the premium taxes we  incur with respect to  a particular
   Contract
      from the Contributions, from amounts withdrawn, or from amounts applied on the
      Payment  Commencement  Date.    In some states, charges for  both direct
   premium
      taxes  and   retaliatory  premium  taxes may be imposed  at the same  or different
      times with respect to the same Contribution, depending on applicable state law.

      Transfer Fee


            There  will  be  a  $10   charge  for  each  Transfer in excess of
   twelve
      Transfers  in   any calendar year.   We do not expect a  profit from the
   transfer
      fee for excess Transfers.

      Other Taxes

            Under   present   laws,  we will  incur state  or local  taxes (in
   addition to
      the   Premium  Tax described above)  in several states.   No charges are
   currently
      made  for   taxes  other   than  Premium  Tax.  However,  we reserve the
   right to
      deduct  charges  in  the  future  for   federal,  state, and local taxes
   or the
      economic  burden  resulting  from   the  application  of  any  tax  laws
   that we
      determine to be attributable to the Contracts.

      _________________________________________________________________

                                      PAYMENT OPTIONS
      _________________________________________________________________

      Periodic Withdrawal Option

            The  Owner   may Request that all  or part of the  Annuity Account
   Value be
      applied  to   a  Periodic   Withdrawal Option.  The amount  applied to a
   Periodic
      Withdrawal    is   the    Annuity   Account    Value   with  an MVA,  if
   applicable, less
      Premium Tax or Surrender Charges, if any.

            In Requesting Periodic Withdrawals, the Owner must elect:

            -      The  withdrawal  frequency   of  either  12-,  6-,  3-,  or
   1-month
                  intervals;

            -     A withdrawal amount; a minimum of $100 is required;

            - The calendar day of the month on which withdrawals will be made;

            -     One withdrawal option; and

            -       The allocation  of withdrawals from  the Owner's Guarantee
   Period(s)
                  as follows:

                  1)     Prorate  the  amount to be  paid across all Guarantee
   Periods
                        in proportion to the assets in each sub-account; or

                  2)        Select    the    Guarantee  Period(s)  from  which
   withdrawals will
                        be made. Once the Guarantee Periods have been depleted, the
                        Company will automatically prorate the remaining withdrawals against all remaining available Guarantee Periods unless the
                        Owner Requests  the  selection  of  another  Guarantee
   Period.

            The Owner may elect to change the withdrawal option and/or the frequency once each calendar year.

            While Periodic Withdrawals are being received:

            1.     the Owner  may continue to  exercise all contractual rights that are
                  available  prior  to  electing   an  annuity option,  except
   that no
                  Contributions may be made;
            2.    for Periodic Withdrawals from Guarantee  Periods six or more months
                  prior  to  its  Guarantee  Period  Maturity  Date,  a Market
   Value
                  Adjustment, if applicable, will be assessed;
            3.    the  Owner  may  keep  the same Guarantee Periods as were in force
                  before periodic withdrawals began;
            4.    charges and fees under the Contract continue to apply; and
            5.     maturing   Guarantee  Periods   renew  into   the  shortest
   Guarantee
                  Period then available.

            Periodic Withdrawals will cease on the earlier of the date:
            1.     the  amount   elected to be paid under the  option selected
   has been
                  reduced to zero;
            2.    the Annuity Account Value is zero; or
            3.    the Owner Requests that withdrawals stop;
            4.    an Owner or the Annuitant dies.

            The Owner must elect one of the following five (5) withdrawal options:

            1.    Income  for a Specified Period for at least thirty-six  (36)
   months
            - The Owner elects the duration over which withdrawals will be made.
            The amount paid will vary based on the duration.

            2.     Income  of  a Specified Amount for  at least thirty-six(36)
   months -
            The  Owner   elects  the  dollar amount of the withdrawals.  Based
   on the
            amount elected, the duration may vary; or

            3.     Interest  Only   -  The   withdrawals will be based  on the
   amount of
            interest   credited  to the  Guarantee  Period  Fund between  each
   withdrawal;
            or

            4.     Minimum  Distribution   - If  this is an IRA  contract, the
   Owner may
            Request minimum distributions as specified under Code Section 401(a)(9);
            or

            5.     Any  Other   Form for a period  of at least thirty-six (36)
   months -
            Any  other  form   of  Periodic  Withdrawal  which  is  acceptable
   to the
            Company.

            If Periodic Withdrawals cease, the Owner may resume making Contributions. The Owner may elect to restart a Periodic Withdrawal program;
      however,  the   Company  may   limit the  number of times the  Owner may
   restart a
      Periodic Withdrawal program.

            Periodic Withdrawals may be taxable, subject to withholding and subject
      to  the   10%   penalty  tax.   IRAs are subject  to complex rules  with
   respect to
      restrictions on and taxation of distributions, including the applicability of
      penalty   taxes.  A competent  tax adviser should  be consulted before a
   Periodic
      Withdrawal Option is requested.  (See "Federal Tax Matters," p. 17.)

      Annuity Date

            The   date   annuity   payments  commence may  be chosen  when the
   Contract is
      purchased   or  at  a later date.  This  date must be at  least one year after the
      initial   Contribution.  This selection  may be changed,  by Request, at any time
      up to 30 days before the annuity date. In the absence of an earlier election,
      the   annuity   date   is    the   first   day   of   the  month of  the
   Annuitant's 91st
      birthday.

            If   an  option  has  not   been  elected  within  30  days of the
   annuity
      commencement  date,  the   Annuity  Account Value will be applied  under
   Annuity
      Payment  Option  3,  discussed   below,  to  provide  payments  for life
   with a
      guaranteed period of 20 years.

            Under    section   401(a)(9)  of the  Code,  a  Contract which  is
   purchased and
      used in connection with an Individual Retirement Account or with certain other
      plans  qualifying   for   special   federal  income   tax   treatment is
   subject to
      complex "minimum distribution" requirements, which require that distributions
      under   such  a  plan  must  begin by a specific date, and also that the entire
      interest of the plan participant must be distributed within certain specified periods  under  formulas  that  specify  minimum  annual  distributions.
    The
      application of the minimum distribution requirements to each person will vary
      according   to  the   person's   age  and   other  circumstances.      A
   prospective
      purchaser     may   wish   to   consult    a   competent   tax   adviser
   regarding  the
      application   of   the   minimum   distribution   requirements.     (See
   "Federal Tax

      Matters," p. 17.)

      Annuity Options

            An   annuity   option  may   be   selected by  the Owner when  the
   Contract is
      purchased,  or  at a  later date.   This  selection may  be changed,  by
   Request, at
      any  time  up  to  30  days  before  the  annuity  date.  In the absence of an
      election,   payments  will   automatically  commence   on  the   annuity
   date  as
      described above. The amount to be applied is the Annuity Account Value on the
      annuity  date.    The  minimum   amount  that may be withdrawn  from the
   Annuity
      Account Value to purchase an annuity payment option is $2,000 with an MVA, if applicable. If the amount is less than $2,000, the Company may pay the amount
      in  a  single   sum  subject to the Contract provisions applicable to  a
   partial
      withdrawal.     Payments   may  be   elected  to   be received  monthly,
   quarterly,
      semi-annually  or  annually.     Payments  to  be made under the annuity
   payment
      option  selected must be at  least $50.  The Company reserves the  right to make
      payments using the most frequent payment interval which produces a payment of not less than $50. The maximum amount that may be applied under any payment option is $1,000,000, unless prior approval is obtained from the Company.

            A  single  sum  payment may be elected.  If it is, then the amount to be
      paid  is   the Surrender Value.   If an owner  elects an annuity option,
   then the
      amount  to  be   applied  is  the  Annuity  Account   Value,  as  of the
   annuity
      commencement date with an MVA, if applicable, less any applicable Premium Tax.

      Annuity Payment Options

            Option 1:   Income of Specified Amount

            The  amount  applied  under  this   option  may  be paid  in equal
   annual,
      semiannual, quarterly or monthly installments of the dollar amount elected for
      not    more    than  240  months.   Upon  death  of  the  Annuitant, the
   Beneficiary will
      begin to receive the remaining payments at the same interval that was elected by the Owner.

            Option 2:   Income for a Specified Period

            Payments   are   paid   annually,   semiannually,   quarterly   or
   monthly, as
      elected, for a selected number of years not to exceed 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner.

            Option 3:   Fixed Life Annuity with Guaranteed Period

            This option provides for monthly payments during a designated period and
      thereafter   throughout  the  lifetime of the Annuitant.  The designated period
      may be 5, 10, 15 or 20 years. Upon death of the Annuitant, for each remaining designated period, the amounts payable under this payment option will be paid to the Beneficiary.

            Option 4:   Fixed Life Annuity

            This  annuity   is   payable monthly  during the  lifetime of  the
   Annuitant,
      terminating   with   the   last  payment  due prior to the  death of the
   Annuitant.
      Since   no  minimum  number of  payments is guaranteed,  this option may offer the
      maximum level of monthly payments of the annuity options. It is possible that only  one  payment  may be made if the Annuitant died before the date on which
      the  second   payment  was  due.   No other payments  nor death benefits
   would be
      payable.

            Option 5:   Any Other Form

            This  option  allows   an  Owner  the  ability to choose any other
   form of
      annuity which is acceptable to the Company.

                                            ***

            For  annuity options involving life income, the actual age  and/or sex of
      the Annuitant will affect the amount of each payment. We reserve the right to
      ask   for  satisfactory  proof  of  the   Annuitant's age.  We may delay
   annuity
      payments  until  satisfactory  proof  is  received.    Since payments to
   older
      Annuitants  are   expected  to  be  fewer in  number, the amount of each
   annuity
      payment   under   a  selected   annuity form  will be greater  for older
   Annuitants
      than for younger Annuitants.

            If the age of the Annuitant has been misstated, the payments established will  be  made  on  the  basis of the correct age.  If payments were too large
      because  of  misstatement,  the difference with interest may be deducted by the
      Company   from  the   next payment  or payments.   If payments were  too
   small, the
      difference with interest may be added by the Company to the next payment. This
      interest   is  at  an   annual  effective   rate  which will not be less
   than the
      Guaranteed Interest Rate.

            The Payment Commencement Date and annuity options available for IRAs may also be controlled by endorsements, the plan documents, or applicable law.

            Once payments start under the annuity form selected by the  Owner:
   (a) no
      changes    can  be   made  in  the  annuity   form,  (b)  no  additional

   Contributions will
      be  accepted   under   the  Contract,  and (c)  no further  withdrawals,
   other than
      withdrawals made to provide annuity benefits, will be allowed.

                                            ***

            A portion or the entire amount of the annuity payments may be taxable as
      ordinary  income.   If,  at   the  time   the annuity payments begin, we
   have not
      received a proper written election not to have federal income taxes withheld,
      we   must  by  law withhold such taxes  from the taxable portion of such annuity
      payments  and  remit that amount to the  federal government (an election not to
      have  taxes withheld is not permitted for certain Qualified  Contracts).
   State
      income tax  withholding  may also  apply.   (See "Federal  Tax-Matters,"
   below.)

      _________________________________________________________________

                                    FEDERAL TAX MATTERS
      _________________________________________________________________

      Introduction

            The following discussion is a general description of federal income tax
      considerations  relating  to   the Contracts and is not intended  as tax
   advice.
      Further,   this  discussion  is   based  on   the  assumption  that  the
   Contract
      qualifies  as  an  annuity  contract  for  federal  income tax purposes.
   This
      discussion is not intended to address the tax consequences resulting from all
      of  the   situations  in  which   a  person  may  be entitled to or  may
   receive a
      distribution   under  the   Contract.     Any  person   concerned  about
   these tax
      implications    should   consult    a   competent    tax  adviser before
   initiating any
      transaction.    This discussion is  based upon our understanding of  the
   present
      federal  income   tax  laws   as  they are currently interpreted  by the
   Internal
      Revenue  Service.    No  representation  is  made   as to the likelihood
   of the
      continuation  of  the   present  federal  income  tax   laws  or  of the
   current
      interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

            T h e    C ontract  may  be  purchased   on  a  non-tax  qualified
   basis
      ("Non-Qualified Contract") or purchased and used in connection with IRAs. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payments, and on the economic benefit to you, the Annuitant, or the
      Beneficiary  may  depend on the type of Contract,  and on the tax status of the
      individual    concerned.   In  addition, certain  requirements  must  be
   satisfied in
      purchasing an IRA and receiving distributions from an IRA in order to continue
      receiving   favorable   tax  treatment.  Therefore,  purchasers of  IRAs
   should seek
      competent    legal   and  tax advice  regarding  the suitability  of the
   Contract for
      their situation, the applicable requirements, and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an
      IRA is purchased with proceeds from and/or Contributions that qualify for the intended special federal income tax treatment.

      Tax Status

            The  Company   is  taxed   as  a  life   insurance  company  under
   Part I of
      Subchapter L of the Code.

      Taxation of Annuities

      In General

            Section   72   of   the   Code governs  taxation of  annuities  in
   general.  An
      Owner  who is a  natural person generally is not taxed  on increases (if any) in
      the value of an Annuity Account Value until distribution occurs by withdrawing
      all  or  part  of   the  Annuity  Account  Value   (e.g., withdrawals or
   annuity
      p a y m ents   under  the  annuity   form  elected).    However,   under
   certain
      circumstances, the Owner may be subject to taxation currently. In addition, an
      assignment,  pledge,  or  agreement  to  assign  or   pledge any portion
   of the
      Annuity   Account    Value    generally    will   be    treated    as  a
   distribution.  The
      taxable  portion  of a distribution (in the form of a single sum payment or an
      annuity)  is   taxable as ordinary  income.  An IRA  Contract may not be
   assigned
      as collateral.

            The  Owner  of   any annuity contract who is  not a natural person
   (e.g. a
      corporation)   generally  must   include in income  any increase  in the
   excess of
      the   Annuity   Account  Value   over  the "investment in  the contract"
   (discussed
      below)   during  each   taxable  year.     The   rule  does   not  apply
   where the
      non-natural person is the nominal owner of a Contract and the beneficial owner
      is   a  natural  person.     The   rule  also  does  not   apply  in the
   following
      circumstances:    (1)  where the  annuity Contract  is acquired  by  the
   estate of a
      decedent, (2) where the Contract is held under an IRA, (3) where the Contract
      is  a   qualified  funding  asset for a  structured settlement, and  (4)
   where the
      Contract is purchased on behalf of an employee upon termination of a qualified
      plan.     A  prospective Owner that is not a  natural person may wish to discuss
      these matters with a competent tax adviser.

            The   following   discussion   generally   applies  to  a Contract
   owned by a
      natural person.

      Withdrawals

            In  the  case  of a withdrawal under an IRA, including withdrawals under
      the   Periodic    Withdrawal Option,  a  ratable portion  of  the amount
   received may
      be non-taxable. The amount of the non-taxable portion is generally determined by  the  ratio  of  the "investment in the contract" to the individual's total
      accrued   benefit  under the  retirement plan.   The "investment  in the
   contract"
      generally  equals  the amount of any nondeductible Contributions paid by or on
      behalf  of   any  individual.    Special tax  rules may be available for
   certain
      distributions from an IRA.

            With respect to Non-Qualified Contracts, partial withdrawals, including
      Periodic  Withdrawals,  are   generally treated as taxable income to the
   extent
      that   the   Annuity  Account Value  immediately before  the  withdrawal exceeds the
      "investment  in  the   contract" at that time.  If a  partial withdrawal
   is made
      from   a    Guarantee    Period  which  is subject  to  a  Market  Value
   Adjustment, then
      the  Annuity  Account  Value   immediately  before  the  withdrawal will
   not be
      altered   to   take   into account  the Market  Value Adjustment.   As a
   result, for
      purposes    of   determining    the    taxable  portion  of the  partial
   withdrawal, the
      Annuity  Account   Value  will not reflect the  amount, if any, deducted
   from or
      added  to  the  Guarantee  Period  due  to  the Market Value Adjustment.
   Full
      surrenders  are  treated  as  taxable  income  to   the  extent that the
   amount
      received exceeds the "investment in the contract." The taxable portion of any annuity payment is taxed at ordinary income tax rates.

      Annuity Payments

            Although   the   tax   consequences   may  vary  depending on  the
   annuity form
      elected   under  the  Contract,  in   general,  only  the portion of the
   annuity
      payment that represents the amount by which the Annuity Account Value exceeds
      the  "investment  in   the contract" will be taxed; after the investment
   in the
      contract   is   recovered,  the full  amount of  any  additional annuity
   payments is
      taxable.    For  fixed  annuity  payments,  in   general there is no tax
   on the
      portion   of   each  payment which  represents the  same ratio  that the
   "investment
      in the contract" bears to the total expected value of the annuity payments for
      the   term  of   the  payments; however,  the remainder of each  annuity
   payment is
      taxable.      Once    the  investment in  the Contract  has  been  fully
   recovered, the
      full  amount  of   any  additional annuity payments is taxable.  If  the
   annuity
      payments cease as a result of an Annuitant's death before full recovery of the
      "investment  in  the   contract,"  you  should   consult a competent tax
   adviser
      regarding the deductibility of the unrecovered amount.

      Penalty Tax

            In  the   case  of   a   distribution pursuant to a  Non-Qualified
   Contract,
      there   may  be imposed a federal income tax penalty equal to 10% of the amount
      treated  as  taxable   income.  In general, however, there is no penalty
   tax on
      distributions:      (1) made on  or after the  date on  which the  Owner
   attains age
      59  1/2;   (2)  made  as  a  result of death or disability of the Owner;
   or (3)
      received in substantially equal periodic payments as a life annuity or a joint and  survivor  annuity  for  the lives or life expectancies of the Owner and a
      "designated  beneficiary."     Other   exemptions  or tax  penalties may
   apply to
      certain distributions pursuant to an IRA. For more details regarding these exemptions or penalties consult a competent tax adviser.

      Taxation of Death Benefit Proceeds

            Amounts may be distributed from the Contract because of the death of an
      Owner  or  the Annuitant.  Generally such amounts are includible in  the income
      of the recipient as follows: (1) if distributed in a lump sum, they are taxed
      in  the   same  manner  as  a  full  surrender,  as  described above, or
   (2) if
      distributed   under  an   annuity  form,   they  are   taxed in the same
   manner as
      annuity payments, as described above.

      Distribution-at-Death Rules

            In  order to be treated as  an annuity contract, the  terms of the
   Contract
      must  provide  the  following two distribution rules:(A) if any Contract
   Owner
      dies  on  or  after  the date annuity payments  commence, and before the entire
      interest  in   the  Contract  has  been   distributed,  the remainder of
   his/her
      interest   will    not   be   distributed  under a  slower  distribution
   schedule than
      that   provided  for in  the method  in effect on  the Contract  Owner's death; and
      (B)  if   any  Contract   Owner   dies before the date  annuity payments
   commence,
      his/her entire interest must generally be distributed within five years after
      the   date   of  death provided  that if such  interest is  payable to a designated
      Beneficiary,   then   such interest may  be made  over the life  of that
   designated
      Beneficiary or over a period not extending beyond the life expectancy of that
      Beneficiary,   so  long as  payments commence within  one year after the
   Contract
      Owner's  death.    If  the  sole  designated   Beneficiary is the spouse
   of the
      Contract   Owner,  the   Contract  may  be continued in the  name of the
   spouse as
      Contract   Owner.    The designated  Beneficiary is  the natural  person
   designated
      by   the   terms   of   the  Contract or  by the  Contract Owner  as the
   individual to
      whom ownership of the contract passes by reason of the Contract Owner's death.
      If  the   Contract  Owner  is  not  an  individual,  then  for  purposes of the
      distribution at death rules, the Primary Annuitant is considered the Contract
      Owner. In addition, when the Contract Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Contract Owner.

      Transfers, Assignments, or Exchanges

            A Transfer of ownership of a Contract, the designation of an Annuitant,
      Payee   or   other   Beneficiary   who  is not  also the  Owner, or  the
   exchange of a
      Contract  may  result   in  adverse  tax  consequences to the Owner that
   are not
      discussed   herein.     An   Owner  contemplating  any such designation,
   transfer,
      assignment,  or   exchange of a Contract  should contact a competent tax
   adviser
      with respect to the potential tax effects of such a transaction.

      Multiple Contracts

                All deferred, non-qualified annuity contracts that are issued by the
      Company (or our affiliates) to the same Owner during any calendar year will be
      treated  as  one   annuity  contract  for  purposes  of  determining the
   amount
      includible   in gross income under  section 72(e) of  the Code.  Amounts received
      under any such Contract may be taxable (and may be subject to the 10% Penalty
      Tax) to the extent of the combined income in all such Contracts. In addition,
      the    Treasury    Department   has    specific    authority   to  issue
   regulations that
      prevent the avoidance of section 72(e) through the serial purchase of annuity
      contracts   or  otherwise.   Congress  has   also  indicated   that  the
   Treasury
      Department  may  have  authority  to  treat  the   combination  purchase
   of an
      immediate annuity contract and separate deferred annuity contracts as a single
      annuity  contract  under  its  general   authority to prescribe rules as
   may be
      necessary to enforce the income tax laws.


      Withholding

            Annuity  distributions  generally  are   subject  to   withholding
   for the
      recipient's  federal  income  tax liability at rates that vary according to the
      type   of  distribution   and  the recipient's  tax status.  Recipients,
   however,
      generally are provided the opportunity to elect not to have tax withheld from distributions.

      Certain distributions from IRAs are subject to mandatory federal income tax withholding.

      Possible Changes in Taxation

            In   past  years, legislation  has been  proposed that would  have adversely
      modified  the   federal  taxation   of certain annuities.   For example,
   one such
      proposal would have changed the tax treatment of non-qualified annuities that did  not  have  "substantial  life  contingencies"  by  taxing income as it is
      credited  to  the   annuity.    There  is  always   the possibility that
   the tax
      treatment of annuities could change by legislation or other means (such as IRS regulations, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

      Section 1035 Exchanges

            Code   Section    1035 provides  that  no  gain or  loss  shall be
   recognized on
      the  exchange   of  one   annuity  contract for another.   A replacement
   contract
      obtained   in  a  tax-free  exchange of contracts succeeds to the status of the
      original   contract.    Special rules apply to Contracts issued prior to
   August
      14,  1982.      Prospective   Owners   wishing  to take  advantage of  a
   Section 1035
      exchange should consult their tax adviser.

      Individual Retirement Annuities

            The  Contract  may  be used  with IRAs as described in Section 408 of the
      Code   which  permits   eligible   individuals  to   contribute   to  an
   individual
      retirement   program  known as an Individual Retirement  Annuity.  Also, certain
      kinds   of    distributions   from   certain   types   of  qualified and
   non-qualified
      retirement plans may be "rolled over" following the rules set out in the Code to maintain favorable tax treatment, to an Individual Retirement Annuity. The
      sale   of  a   Contract for  use with an  IRA may be  subject to special
   disclosure
      requirements   of  the  Internal  Revenue Service.   Purchasers  of  the
   Contract for
      use with IRA's will be provided with supplemental information required by the
      Internal    Revenue    Service    or  other  appropriate  agency.   Such
   purchasers will
      have the right to revoke their purchase within seven days of purchase of the
      IRA Contract.

            Various   tax penalties may  apply to contributions  in excess  of
   specified
      limits, aggregate distributions in excess of $150,000 annually, distributions
      that    do   not    satisfy specified  requirements,  and  certain other
   transactions.
      The    Contract   will    be amended  as  necessary  to  conform to  the
   requirements of
      the   Code.       Purchasers should  seek  competent advice  as  to  the
   suitability of
      the Contract for use with IRA's.

            If   a   Contract  is   issued   in connection with  an employer's
   Simplified
      Employee    Pension    ("SEP")    plan,    Owners,     Annuitants    and
   Beneficiaries are
      cautioned  that   the  rights   of  any   person to any of  the benefits
   under the
      Contract  may  be  subject  to   the  terms  and conditions of the  plan
   itself,
      regardless of the terms and conditions of the Contract.

            If a Contract is purchased to fund an IRA the Annuitant must also be the
      Owner.    In   addition,  if  a  Contract   is purchased to fund an IRA,
   minimum
      distributions   must   commence    not   later   than  April 1st  of the
   calendar year
      following  the  calendar  year  in   which  you  attain age 70 1/2.  You
   should
      consult your tax adviser concerning these matters.

            The  Contract   and prototype IRA endorsement have  been submitted
   for IRS
      approval  and  determination that they are acceptable under Section  408 of the
      Code, so that each individual who purchases a Contract with an IRA endorsement will be considered to have adopted a retirement savings program that satisfies
      the   requirements   of   Section   408   of  the   Code.      The   IRS
   approval is a
      determination   only   as  to   the form  of the  Contract and does  not
   represent a
      determination of the merits of the Contract.

            At   the   time   the Initial Contribution is  paid, a prospective
   purchaser
      must  specify  whether  he or she is purchasing a Non-Qualified Contract or an
      IRA.     If the  initial Contribution  is derived  from  an exchange  or surrender of
      another   annuity  contract,   we  may   require  that   the prospective
   purchaser
      provide  information  with   regard  to  the  federal  income tax status
   of the
      previous  annuity   contract.     We will require that  persons purchase
   separate
      Contracts if they desire to invest monies qualifying for different annuity tax
      treatment   under   the  Code.      Each   such separate Contract  would
   require the
      minimum   initial  Contribution stated  above.  Additional Contributions under a
      Contract must qualify for the same federal income tax treatment as the initial
      Contribution under the Contract; we will not accept an additional Contribution
      under  a   Contract   if   the   federal  income tax  treatment of  such
   Contribution
      would be different from that of the initial Contribution.

      Seek Tax Advice

            The  foregoing  discussion of the federal  income tax consequences is only
      a  brief  summary  and   is  not  intended as tax advice.  Further,  the
   federal
      income tax consequences discussed herein reflect our understanding of current
      law  and   the  law   may change.   Federal estate tax  consequences and
   state and
      local estate, inheritance, and other tax consequences of ownership or receipt
      of    distributions    under    a  Contract  depend  on  the  individual
   circumstances of
      each  Owner  or  recipient of the distribution.  A COMPETENT TAX ADVISER
   SHOULD
      BE CONSULTED FOR FURTHER INFORMATION.

      _________________________________________________________________

                                  ASSIGNMENTS OR PLEDGES
      _________________________________________________________________

            Generally, rights in the Contract may be assigned or pledged for loans at any time during the life of the Annuitant; however, if the Contract is an
      IRA, the Owner may not assign the Contract as collateral.

            If   a   non-IRA   Contract   is   assigned,  the interest  of the
   assignee has
      priority    over   the interest  of the  Owner and  the interest  of the
   Beneficiary.
      Any amount payable to the assignee will be paid in a single sum.

            A copy of any assignment must be submitted to the Company at the Schwab
      Annuity  Service   Center.     Any  assignment is subject to  any action
   taken or
      payment  made  by the Company before the  assignment was processed.  The
   Company
      is not responsible for the validity or sufficiency of any assignment.

            If any portion of the Annuity Account Value is assigned or pledged for a
      loan,  it may  be treated as  a distribution.   A competent tax  adviser
   should be
      consulted for further information.



      _________________________________________________________________

                               DISTRIBUTION OF THE CONTRACTS
      _________________________________________________________________

      Charles   Schwab  &   Co.,   Inc. ("Schwab")  is the distributor of  the
   Contracts.
      Schwab  is  registered  with  the  Securities  and  Exchange  Commission as a
      broker/dealer  and   is   a  member   of  the   National Association  of
   Securities
      Dealers,   Inc. ("NASD").    Its principal  offices are  located at  101
   Montgomery,
      San Francisco, California 94104, telephone 800-838-0650.

      Certain   administrative  services are provided by  Schwab to assist the
   Company
      in  the   processing  of the Contracts,  which services are described in written
      agreements between Schwab and the Company.

      The    Company   has    agreed   to indemnify  Schwab  (and  its agents,
   employees, and
      controlling  persons)  for  certain  damages  arising  out   of the sale
   of the
      Contracts, including those arising under the securities laws.

      _________________________________________________________________

                                        SELECTED FINANCIAL DATA
      _________________________________________________________________

            The  following   is  a  summary  of certain financial data  of the
   Company.
      This summary has been derived in part from, and should be read in conjunction
      with,  the   financial  statements  of  the   Company included elsewhere
   in this
      prospectus.


                                    Three months         Years Ended December 31,
                                    Ended
      (in Millions)                 3/31/97   3/31/96    1996     1995     1994   1993   1992
      INCOME STATEMENT DATA
      Premiums and other income     $262     $294    $1,199   $1,067   $1,000    $696     $245
      Net investment income          218      206       837      835      768     792      661
      Realized investment
        gains(losses)                (5)        2      (21)        8     (72)     25      (4)
      Total Revenues                 475     $502    $2,015   $1,910   $1,696  $1,513    $902

      Total benefits and expenses    $424     $439    $1,824   $1,733   $1,594 $1,417    $844
      Income tax and expenses          19       14        56       49       28    31
      cumulative effect
      of adopting a new
      accounting method
      for income taxes               0        0         0        0        0        0     (23)

      Net income                   $ 32     $ 49     $ 135    $ 128    $ 74       $65   $ 63

      BALANCE SHEET DATA
      Investment assets         $12,484  $12,292   $12,717  $12,473  $11,791 $11,592  $10,771
      Separate account assets     5,854    4,390     5,485    3,999    2,555  1,680      937
      Total assets               19,570   17,946    19,351   17,682   15,616 14,296   12,948
      Total policy liabilities   11,589   11,397    11,687   11,492   10,929 10,592   10,352

      Total shareholder's equity 1,034    1,971     1,034      993      777 821   769

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                          CONDITION AND RESULTS OF OPERATIONS

      The Company

            Great-West  Life  & Annuity Insurance Company (the "Company") is a
   stock
      life   insurance  company   originally  organized under  the laws of the
   State of
      Kansas in 1907 as the National Interment Association. Its name was changed to
      Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation
      prior  to  changing   to  its   current name in  1982.  In September  of
   1990, the
      Company   redomesticated  and   is  now organized under  the laws of the
   State of
      Colorado.

            The   Company  is   authorized   to  engage   in the  sale of life
   insurance,
      accident   and  health insurance  and annuities.  It is  qualified to do business
      in  the   District  of  Columbia,  Puerto Rico, and in all states in the
   United
      States except New York.

            The  Company  operates  in  one  business segment as a provider of life,
      health   and  annuity products; however, the business  operations of the
   Company
      will be discussed in terms of major business units, which are:

      Employee
      Benefits    -  life,  health,  disability income and 401(k) products for group
                  clients.

      Financial
      Services     -   accumulation  and   payout  annuity   products for both
   group and
                  individual     clients,     primarily     Services   in  the
   public/non-profit
                  sector,  as  well  as   insurance  products  for  individual
   clients.

      Investment
      Operations   -    management of assets, both general  funds and separate
   accounts
                  which segregate, from the Company's general account, the assets and liabilities of contractholders of variable products ("Separate
                  Accounts")

            Management's   discussion and analysis of  financial condition and
   results
      of operations of the Company for first quarter of 1997 and 1996 and the three
      years   ended   December  31,   1996 follows.   In  connection with, and
   because it
      desires  to   take  advantage  of  the   "safe harbor" provisions of the
   Private
      Securities  Litigation   Reform  Act  of  1995,   the  Company  cautions
   readers
      regarding   certain   forward-looking  statements   contained   in   the
   following
      discussion    and    elsewhere  in  this  prospectus  and  in any  other
   statements made
      by,  or   on  behalf of,  the Company, whether or not  in future filings with the
      Securities and Exchange Commission. Forward-looking statements are statements
      not   based   on   historical   information and  which relate  to future
   operations,
      strategies,    financial   results,   or   other   developments.      In
   particular,
      statements using verbs such as "expect," "anticipate," "believe," or words of
      similar   import   generally   involve forward-looking  statements which
   represent
      the  Company's  beliefs  concerning future or  projected levels of sales of the
      Company's     products,   investment   spreads   or   yields,   or   the
   earnings  or
      profitability of the Company's activities.

            Forward-looking    statements    are   necessarily    based   upon
   estimates and
      assumptions that are inherently subject to significant business, economic and
      competitive   uncertainties   and   contingencies,   many  of  which are
   beyond the
      Company's  control   and  many   of  which,  with   respect  to   future
   business
      decisions,    are     subject  to  change.    These   uncertainties  and
   contingencies can
      affect actual results and could cause actual results to differ materially from
      those  expressed   in   any forward-looking  statements made  by, or  on
   behalf of,
      t h e    Company.  Whether  or  not  actual  results  differ  materially from
      f  o  r w  a  r  d-looking   statements    may   depend    on   numerous
   foreseeable  and
      unforeseeable events or developments, some of which may be national in scope,
      such   as  general economic conditions and interest rates, some of which may be
      related   to   the   insurance   industry   generally,  such as  pricing
   competition,
      regulatory   developments  and   industry consolidation,  and others  of
   which may
      relate to the Company specifically, such as credit, volatility and other risks
      associated  with   the   Company's  investment   portfolio,  and   other
   factors.
      Readers are also directed to consider other risks and uncertainties discussed in  documents  filed  with  the  SEC.
          .


      Comparison of First Three Months Ended March 31, 1997 and 1996

            Pursuant  to   a  December 31, 1993 agreement between  the Company
   and The
      Great-West   Life   Assurance   Company   (the   "Parent   Corporation")
   whereby the
      Company   assumed   responsibility   for   the    Parent   Corporation's
   income  tax
      liability for fiscal years prior to 1994, the Company had previously recorded
      a   contingent   liability   provision.   The Company's 1996  results of
   operations
      include a release of $26 million from the provision to reflect the resolution of 1988 and 1989 tax issues with the Internal Revenue Service. Excluding this
      amount   from    1996   earnings   would  have  resulted in  net  income
   increasing 39%
      from   1996  to   1997.      The   growth  in   income   from  recurring
   operations is
      attributable   to   several  factors:  higher  fee  income  from  assets
   under
      management,    higher    margins   on  investment  products,  and better
   mortality and
      morbidity.      Also   during  the first  quarter of  1996, the  Company
   strengthened
      reserves in the individual annuity product line which negatively impacted net income.

            Premiums  and  other   income  decreased 11% from $294 million  in
   1996 to
      $262 million in 1997. The release of contingent liability discussed above was included in the premium and other income line in 1996. Excluding this income, the decrease would have only been 2% which reflects a 4% reduction in group life and health premiums due to high termination rates associated with price sensitivity and competition among managed care companies.

            Net  investment  income   increased  from  $206  million  in  1996
   to $218
      million  in   1997.  This  growth in net  investment income is a  direct result of
      the growth of investment assets which was partially offset by a lower effective yield on investments. The actual earned rate for the first quarter of 1997 was 7.13% versus 7.27% for the first quarter of 1996.

            Realized  investment   gains (losses) changed from a  net realized
   capital
      gain   of  $2   million  in  1996 to a  net realized capital loss  of $5
   million in
      1997. The increase in interest rates in the first quarter of 1997 resulted in realized  losses  totaling  $3  million on the sale of fixed maturities, while
      lower interest rates in the first quarter of 1996 contributed to $4 million of
      fixed  maturity   gains.    Provisions for asset  losses were $2 million
   in 1997
      versus $3 million in 1996.

      Total benefits and expenses decreased 3% in 1997 due to the reduction in group
      health  claims   which   is  consistent   with  the   premium   decrease
   discussed
      previously.

      The  effective   income  tax  rate  was  reduced  in 1996 by the release
   of the
      contingent liability discussed above which was not taxable.

      Investment  assets  decreased from December  31, 1996 to March 31,  1997 by $233
      million.    At   the  same  time separate account assets  increased $369
   million.
      This  reflects   the  continued  trend   of  contractholders   moving to
   variable
      products and away from the more traditional guaranteed products.

      Comparison of Years Ended December 31, 1996 and 1995

            The  Company's   consolidated  net income  increased 5% to  $134.6
   million,
      when compared to 1995.

            Premiums and other income increased 12% from $1,067.4 million in 1995 to
      $1,199.2  million   in   1996.     The  1996   premiums included  $164.8
   million of
      reinsurance premium associated with the recapture of a block of participating
      individual   insurance business from Great-West  Life.  This transaction did not
      impact   consolidated  net   income, as it  was offset by an increase in
   reserves

      (see  discussion  of  policy  benefits  below).  Therefore, premiums and other
      income   from   operations   were   down   from   1995   levels,   which
   reflects a 7%
      reduction in group life and health premiums due to high termination rates associated with price sensitivity and competition from managed care companies.

            Net investment income increased $1.5 million from $835.1 million in 1995 to $836.6 million in 1996. This change reflected an increase in the amount of invested  assets  of  $243.8  million,  which  was  largely  offset by a lower
      effective   yield   on  investments   purchased  in late 1995  and early
   1996.  The
      increase in invested assets is primarily the result of growth in policy loans on the Corporate-Owned Life Insurance ("COLI") business.

            The  Company's  realized  investment  gains  (losses) changed from a net
      realized gain of $7.5 million in 1995 to a net realized loss of $21.1 million
      in  1996.   The increase in interest rates in 1996  resulted in realized losses
      on   the  sale of  fixed maturities totaling  $11.6 million, while lower interest
      rates  contributed  to $28.2 million of fixed maturity gains recorded in
   1995.
      The   50%  improvement   in  the   provision for asset  losses helped to
   partially
      offset   the   fixed   maturities    capital losses,  as  the change  in
   provision was
      reduced from $22.0 million in 1995 to $10.6 million in 1996.

            Total   benefits   and   expenses  includes life  and other policy
   benefits,
      increase in reserves, interest paid or credited to contractholders, expenses,
      and  dividends   to policyholders.   The  increase of  5% from  $1,733.3
   million in
      1995   to   $1,824.3  million  in 1996 is  primarily the  result of  the increase in
      reserves    of   $164.8    million   associated  with  the  recapture of
   insurance from
      Great-West  Life.     After   this  adjustment   the  total benefits and
   expenses
      actually   decreased   from   1995 to  1996.   This is the  result of  a
   reduction in
      group   health  claims   which  is consistent with  the premium decrease
   discussed
      previously.

            Net income in 1996 also reflects a $25.6 million release of a previously recorded contingent liability that the Company assumed from Great-West Life in
      1993. The release was triggered by the resolution of 1988 and 1989 tax issues with the Internal Revenue Service.

            The  effective   income   tax rates  were reduced  in 1996  by the
   release of
      the contingent liability which was not taxable and in 1995 by the release of a
      $13.3   million   deferred   tax  valuation   allowance in  a subsidiary
   investment
      company.

      Comparison of Years Ended December 31, 1995 and 1994

            The   Company's  consolidated   net income increased 73%  in 1995,
   compared
      with   1994.      The  majority of  the  increase was  in the  Financial
   Services unit
      where the asset intensive lines benefited from a combination of lower mortgage writedowns and capital gains from sales in the fixed maturities portfolio, as described below.

            Premiums and other income increased 7% from $1,000.1 million in 1994 to
      $1,067.4  million   in  1995,   as  the  result  of an increase in group
   life and
      health premiums which were augmented by the acquisition of blocks of business from Confederation Life Insurance Company and Life of Georgia.

            Net  investment   income  increased  $67.4   million in 1995  to a
   total of
      $835.1 million reflecting an increase in invested assets from $11.8 billion to
      $12.5 billion in 1995. The increase was driven by the growth in policy loans associated with COLI business.

            The    Company's    realized  gains (losses)  changed  from  a net
   realized loss
      of   $71.9 million in 1994  to a  net realized gain  of $7.5 million  in
   1995.  The
      provision for asset losses, included in realized losses, continued to decline
      as   the  $22.0  million in 1995 was  $12.2 million lower than the $34.2 million
      recorded   in  1994,   as the mortgage  portfolio continued  to improve.
   Interest
      rates decreased in 1995, leading to capital gains on the sale of fixed maturities of $28.2 million which were better than the $39.8 million of losses recorded in 1994.

            Total benefits and expenses increased 9% in 1995 to a total of $1,733.3 million. This increase reflects the growth in the group life and health block
      of  business,   and  its   impact   on  the   increase  in group  health
   claims and
      operating expenses.

            The   effective   income tax in 1995  and 1994 was  lower than the
   statutory
      rate   due    to    a reduction  of  $13.3  million  and  $7.1  million,
   respectively, in
      the deferred tax asset valuation allowance held in a real estate subsidiary.

      Investment Operations

            The  Company's  primary  investment objective is to acquire assets whose
      durations  and   cash   flows  reflect   the  characteristics   of   the
   Company's
      liabilities,    while    meeting   industry,    size,    issuer    and
   geographic
      diversification   standards.   Formal   liquidity  and   credit  quality
   parameters have
      also been established.

            The   Company  follows   rigorous procedures  to control  interest
   rate risk
      and observes strict asset and liability matching guidelines. These guidelines
      are    designed    to   ensure  that  even  in  changing  interest  rate
   environments the
      Company's  assets   will  always  be  able  to  meet  the  cash flow and
   income
      r e q  u i rements  of  its  liabilities.    Through  dynamic  modeling,
   using
      state-of-the-art   software  to  analyze the effects of a  wide range of
   possible
      market changes upon investments and policyholder benefits, the Company ensures that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

            A summary of the Company's invested assets (Millions) follows:

                                                      1996        1995
      Fixed maturities, available for sale,
            at fair value                             $ 6,206     $ 6,263
      Fixed maturities, held at maturity,
            at amortized cost                           1,993       2,054
      Mortgage loans                                    1,488       1,713

      Real estate and common stock                   88          70
      Short-term investments                        419         135
      Policy loans                                2,523       2,238

                                                $12,717     $12,473

      Fixed Maturities

            Fixed   maturity   investments   include  publicly   traded bonds,
   privately
      placed   bonds  and  public and private structured assets.   This latter
   category
      c o n  t ains   both   asset-backed  and   mortgage-backed   securities,
   including
      collateralized   mortgage obligations ("CMOs").   The Company's strategy
   related
      to   structured  assets  is  to focus on those with lower volatility and minimal
      credit   risk.    The  Company   does  not  invest  in  higher risk CMOs
   such as
      interest-only and principal-only strips, and currently has no plans to invest in such securities.

            Private   placement  investments  are  generally  less  marketable
   than
      publicly  traded  assets,  yet  they typically offer covenant protection which
      allows   the   Company,   if  necessary, to  take appropriate  action to
   protect its
      investment.      The Company  believes that  the cost of  the additional
   monitoring
      and analysis required by private placements is more than offset by their enhanced yield.

            One  of  the  Company's  primary  objectives is to ensure that its fixed
      maturity  portfolio  is  maintained  at a high average quality, so as to limit
      credit   risk.    In  excess   of  85%  of  the  value of the securities
   in this
      portfolio are rated by external rating agencies. If not externally rated, the securities are rated by the Company on a basis intended to be similar to that of the rating agencies.

            The   distribution    of   the    fixed maturity  portfolio  (both
   available for
      sale and held to maturity) by credit rating is summarized as:

            Credit Rating                                   1996        1995

            AAA                                              45.9%      43.9%
            AA                                                8.1        8.0
            A                                                23.7       26.8
            BBB                                              20.9       19.2
            BB and Below (non-investment grade)               1.4        2.1

            TOTAL                                          100.0%      100.0%


            At December 31, 1996, the Company had one bond in default in the amount of $8 million, and one potentially problematic bond, with a carrying value of
      $6.4   million,   which,   although current, is judged  by management as
   likely to
      require either restructuring or other types of relief. Both bonds are carried
      at  their  estimated  net  realizable  values.   Their combined total of
   $14.4
      million   is   a relatively  low proportion of the  total fixed maturity
   portfolio
      (less  than   .2%)   as  the   high  credit   quality  of the  portfolio
   limits the

      Company's  exposure to problematic bonds.   At December 31,  1995, there
   were no
      bonds  in  default  and  only  one  potentially   problematic  security,
   with a
      carrying value of $7.4 million.

      Mortgage Loans

            During 1996, the mortgage portfolio declined 13% to $1.5 billion, net of
      i m pairment  reserves.    The  Company  has  not  actively  sought  new
   loan
      opportunities since 1989 and, as such, has experienced an ongoing reduction in this portfolio's balance.

            The   Company    follows   a   comprehensive   approach   to   the
   management of
      mortgage loans which includes ongoing analysis of key mortgage characteristics
      such   as   debt service  coverage, net  collateral cash  flow, property condition,
      loan   to   value   ratios   and   market   conditions.       Collateral
   valuations are
      performed     for    those   mortgages   which,   after    review,   are
   determined  by
      management to present possible risks and exposures. These valuations are then
      incorporated  into  the  determination  of   the Company's allowance for
   credit
      losses. Effective January 1, 1995, the Company adopted Statement of Financial
      Accounting    Standards  Nos.   114  and   118  (see   Note  1   to  the
   financial
      statements), both of which deal with accounting for impaired loans (defined as
      those   loans  upon which the Company will  likely collect less than all amounts
      due  according   to  the  contractual  terms of  the agreement).  As the
   Company
      already provided for impairment reserves through its allowance procedures, the
      adoption  of   the  new   standards  had   no  material effect  upon the
   Company's
      financial position.

            The  average  balance of impaired loans continued to remain low at
   $39.1
      million in 1996 compared with $29.1 million in 1995, and foreclosures totaled
      $14.0  million   and  $37.0   million  in  1996  and 1995, respectively.
   The low
      levels   of  problematic  mortgages   relative  to the Company's overall
   balance
      sheet   are  due to  the ongoing  decrease in the  size of the  mortgage portfolio,
      the  Company's  active  loan  management  program  and   improvement  in
   market
      conditions.

            Occasionally,  the  Company  elects  to  restructure certain loans if the
      economic    benefits    to    the   Company  are  believed  to  be  more
   advantageous than
      those  achieved   by acquiring  the collateral through foreclosure.   At
   December
      31,   1996  and   1995,   the  Company's loan  portfolio included  $68.3
   million and
      $89.2 million, respectively, of non-impaired restructured loans.

      Real Estate and Common Stock

            The Company's real estate portfolio is composed primarily of properties
      acquired   through the  foreclosure of troubled mortgages.   The Company
   operates
      a wholly owned real estate subsidiary which attempts to maximize the value of
      these   properties  through  rehabilitation,  leasing   and  sale.   The
   Company
      anticipates   limited,  if  any,  investments  in  voluntary real estate assets
      during 1997.

            The   common  stock   portfolio   is composed of  mutual fund seed
   money and
      some   private  equity   investments.     The   Company   anticipates  a
   limited
      participation in the stock markets in 1997.

      Derivatives

            The   Company   uses   certain   derivatives,    such as  futures,
   options, and
      swaps, for purposes of hedging interest rate and foreign exchange risk. These
      derivatives,   when   taken alone,  may subject  the Company  to varying
   degrees of
      market   and   credit  risk;   however,   when used  for hedging,  these
   instruments
      typically   reduce  risk.  The  Company controls the credit  risk of its financial
      contracts   through credit approvals, limits  and monitoring procedures.
   Note 6
      to  the   financial  statements   (page   46) contains a summary  of the
   Company's
      outstanding financial hedging derivatives.

      Other

            General economic conditions improved during 1996, including improvement
      or  stabilization   in   many real  estate markets.   If  present market
   conditions
      continue,    the   Company   does   not  expect  to recognize  any asset
   chargeoffs or
      restructurings  which   would  result   in  a  material   adverse effect
   upon the
      Company's financial condition in 1997.

      LIQUIDITY AND CAPITAL RESOURCES

            The Company's operations have liquidity requirements that vary among the
      principal   product   lines.     Life   insurance   and   pension   plan
   reserves are
      primarily   long-term  liabilities.      Accident   and health reserves,
   including
      long-term   disability,    consist   of  both short-term  and  long-term
   liabilities.
      Life   insurance   and   pension plan  reserve requirements  are usually
   stable and
      p r e dictable,  and  are  supported   primarily  by  long-term,   fixed
   income
      investments. Accident and health claim demands are stable and predictable but generally shorter term, requiring greater liquidity.

            Generally, the Company has met its operating requirements by maintaining
      appropriate  levels   of   liquidity  in   its investment  portfolio and
   utilizing
      positive   cash  flows  from operations.  Liquidity for  the Company has remained
      strong,    as   evidenced    by    significant    amounts of  short-term
   investments and
      cash, which totaled $544.2 million and $225.8 million as of December 31, 1996 and 1995, respectively.

            During  1996,  cash  increased  $34.2  million  to  $125.2 million as of
      December   31,  1996.    This increase  primarily reflects  the positive
   cash flow
      from operating activities ($712.4 million). The increase was partially offset
      by   net   investment  purchases($127.7   million), contract withdrawals
   ($413.6
      million),   net   repurchase   agreement   payments ($88.6 million)  and
   payment of
      dividends on stock ($56.7 million).

            During   1995,   cash   decreased  $40.7 million  due to  contract
   withdrawals
      ($217.2    million),   net    repurchase   agreement    payments ($191.2
   million), net
      investment purchases ($27.4 million), and payment of dividends on stock
      ($49.0 million). Cash flow from operating activities was $458.1 million.

            The   1994   increase in cash  primarily reflects  cash flows from
   operating
      activities net of withdrawals and net investment purchases.

            Funds provided from premiums and fees, investment income and maturities of investment assets are reasonably predictable and normally exceed liquidity requirements for payment of claims, benefits and expenses. However, since the
      timing    of   available  funds cannot  always  be matched  precisely to
   commitments,
      imbalances   may  arise   when  demands  for funds exceed those on hand.
   Also, a
      demand   for   funds  may   arise   as a  result of  the Company  taking
   advantage of
      current  investment   opportunities.   The  Company's capital  resources
   represent
      funds   available   for   long-term  business commitments  and primarily
   consist of
      retained  earnings   and  proceeds   from  the   issuance of  commercial
   paper and
      equity    securities.        Capital  resources  provide  protection for
   policyholders
      and the financial strength to support the underwriting of insurance risks, and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company's senior management and Board of Directors as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an
      attractive return, tempered by considerations of risk and the need to support the Company's existing business.

            The   Company's    financial strength  provides the  capacity  and
   flexibility
      to   enable   it  to   raise funds  in the  capital markets through  the
   issuance of
      commercial    paper.          The   Company   continues    to   be  well
   capitalized, with
      sufficient   borrowing  capacity  to meet  the anticipated needs of  its business.
      The Company had $84.7 million of commercial paper outstanding at December 31,
      1996,  compared with $84.9 million at December 31, 1995.  The commercial paper
      has been given a rating of A-1+ by Standard & Poor's Corporation and a rating of P-1 by Moody's Investors Service, each being the highest rating available.

      ACCOUNTING PRONOUNCEMENTS

            In  1996, the  Company adopted  Statement of  Financial Accounting
   Standards
      ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for
      Long-Lived  Assets   to   Be Disposed Of."   The implementation  of this
   statement
      had   no   material   effect  on the  Company's  results of  operations,
   liquidity or
      financial condition.

      Effective    January    1,  1995,  the  Company  adopted SFAS  No.  114,
   "Accounting by
      Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors
      for  Impairment   of  a  Loan  -   Income  Recognition and Disclosures".
   As the
      Company was already providing for impairment of loans through an allowance for credit  losses,  the implementation of these statements had  no material effect
      on   the   Company's financial condition.  See Note 6  to the  financial statements
      for further information (page 46).

            In   1994,  the Company implemented SFAS No.  115, "Accounting for
   Certain
      Investments  in  Debt  and  Equity  Securities".   The cumulative effect
   as of
      January   1,   1994  of   adopting  SFAS  No. 115  increased the opening
   balance of
      stockholder's   equity  by   $6.5 million to  reflect the net unrealized
   gains on
      securities  classified  as available-for-sale (previously carried at the lower
      of aggregated amortized cost or fair value) and the corresponding adjustments
      to   deferred  policy  acquisition costs, policy  reserves, and  amounts allocable
      to the liability for undistributed earnings on participating business, all net of income taxes.

            During   the   fourth  quarter  of 1995,  the Financial Accounting
   Standards
      Board   issued  a   guide  to   implementation  of   SFAS No. 115, which
   permits a
      one-time  opportunity   to  reclassify   securities   subject  to   SFAS
   No. 115.
      Consequently,   the   Company   reassessed   the  classification  of its
   investment
      portfolio in December 1995 and reclassed securities totaling $2.1 billion from
      held-to-maturity   to   available-for-sale.      In   connection   with
   this
      reclassification, an unrealized gain, net of related policyholder amounts and deferred income taxes, of $23.4 million was recognized in stockholder's equity at the date of transfer.

            In  connection   with  the  employee  transfer discussed in Note 2
   to the
      financial statements on page 42, the Company in 1997 will apply the provisions
      of  SFAS   No.  87,     "Employers  Accounting   for  Pensions,     SFAS
   No. 106,
      "Employers'    Accounting   for  Post  Retirement  Benefits  Other  Than
   Pensions,  and
      SFAS  No.  123, "Accounting for  Stock-Based Compensation".   Previously
   employee
      expenses (including costs for benefit plans) were transferred from Great-West
      Life    to  the  Company  through  administrative  services  agreements.
   Accordingly,
      the implementation of these standards will have no material effect on the financial results of the Company.

      Regulation

      General

            The Company must comply with the insurance laws of all jurisdictions in
      which   its  is   licensed  to   do   business.  Although the  intent of
   regulation
      varies,   most   jurisdictions  have  laws   and  regulations  governing
   rates,
      solvency,   standards   of  business conduct  and various  insurance and
   investment
      products.     The   form and content of  statutory financial reports and
   the type
      and concentration of investments are also regulated.

            The Company's operations and accounts are subject to examination by the
      Colorado     Insurance  Division  and  other   regulators  at  specified
   intervals.  The
      latest financial examination by the Colorado Insurance Division was completed in  1997,  and  covered  the  5-year  period  ending  December 31, 1995.
   This
      examination produced no significant adverse findings regarding the Company.

      Solvency Regulation

            T  h e  National   Association  of   Insurance  Commissioners  has
   adopted
      risk-based   capital rules for  life insurance companies.   These  rules
   recommend
      a   specified   level  of   capital  depending   upon   the   types  and
   quality of
      investments held, the types of business written, and the types of liabilities
      maintained.     Depending on the ratio of the insurer's adjusted capital
   to its
      risk based capital, the insurer could be subject to various regulatory actions
      ranging   from  increased   scrutiny  to conservatorship.   Based on the
   Company's
      December 31, 1996 statutory financial reports, the Company was well within these rules.

            The National Association of Insurance Commissioners Insurance Regulatory
      Information   System   ratios   are   another   set   of  tools used  by
   regulators to
      provide an "early warning" as to when a company may require special attention.
      There   are   twelve   categories of  financial data with  defined usual
   ranges for
      each.    For  1996, the  Company  was within  the  usual  ranges in  all categories.

      Insurance Holding Company Regulations

            The   Company    is   subject    to   insurance    holding company
   regulations in
      Colorado.     These   regulations  contain   certain  restrictions   and
   reporting
      requirements for transactions between an insurer and its affiliates, including
      payment   of  dividends.   They also  regulate changes in  control of an
   insurance
      company.



      Securities Laws

            The  Company  is  subject   to various levels of regulation  under
   federal
      securities  laws.     Certain of the Company's Separate Accounts and the
   mutual
      funds  used   as  funding   vehicles  for  those Separate  Accounts, and
   variable
      insurance and annuity products are registered under the Investment Company Act of 1940 and the Securities Act of 1933.

      Guaranty Funds

            Under  insurance   guaranty  fund   laws  existing in  all states,
   insurers
      doing   business   in   those   states can  be assess (up  to prescribed
   limits) for
      certain   obligations   of   insolvent   insurance   companies.      The
   Company has
      established a reserve of $9.1 million as of December 31, 1996 to cover future
      assessments   of   known   insolvencies.   The  Company has historically
   recovered
      more than half of the guaranty fund assessments through statutorily permitted premium tax offsets. The Company has a prepaid asset associated with guaranty fund assessments of $5.6 million at December 31, 1996.

      Canadian Regulation

            Because   the   Company   is  a   subsidiary   of Great-West Life,
   which is a
      Canadian   company,   the   Office   of   Superintendent   of  Financial
   Institutions
      Canada  conducts  periodic   examinations  of  the Company  and approves
   certain
      investments in subsidiary companies.

      Ratings

            The  Company  is  rated   by  a  number  of  nationally recognized
   rating
      agencies.    The   ratings  represent the opinion of the rating agencies
   on the
      financial    strength   of  the  Company  and its  ability  to meet  the
   obligations of
      its insurance policies.

      Rating Agency                       Measurement                   Rating

      A.M. Best Company             Financial Condition
                                          and Operating Performance     A++*
      Duff & Phelps Corporation     Claims Paying Ability               AAA*
      Standard & Poor's Corporation Claims Paying Ability               AA+**
      Moody's Investors Service     Insurance Financial Strength        Aa2***

      *     Highest ratings available
      **    Second highest rating out of 17 rating categories
      ***   Third highest rating out of 19 rating categories


      Miscellaneous

            A portion of the Company's business is "seasonal" in nature in the sense that reported claims in the group health line of business are generally higher in the first quarter.

            No   customer   accounted   for   10%   or  more of  the Company's
   consolidated
      revenues in 1996. In addition, no unit of the Company's business is dependent
      on   a  single  customer  or  a  few  customers, the loss of which would have a
      significant  effect   on the Company or any  of its business units.  The
   loss of
      business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company of any of its business units.

            The Company had approximately 4,200 employees at January 1, 1997.

            The   executive   offices   of  the Company  consist of  a 517,633
   square foot
      office complex located in Englewood, Colorado. The office complex is owned by
      a  subsidiary   of  the  Company.    The Company leases sales and claims
   offices
      throughout the United States.

      Directors and Officers

            Set    forth    below   is  information  concerning  the Company's
   directors and
      executive officers, together with their principal occupation for the past five
      years.     Unless  otherwise   indicated,  all  of   the  directors  and
   executive
      officers  have  been  engaged   for  not  less than  five years in their
   present
      principal   occupations    or  in another  executive capacity  with  the
   companies or
      firms identified.

      Directors                           Principal Occupation Last 5 Years

      James Balog                         Company Director since March 1993;
                                          previously     Chairman,     Lambert
   Brussels
                                          Capital Corporation

      James W. Burns, O.C.                 Chairman of the Boards of Lifeco(1)
   and
                                          Great-West Life; Deputy Chairman,
                                          PCC (2)

      Orest T. Dackow                     President and Chief Executive
                                          Officer, Lifeco

      Paul Desmarais, Jr.                    C h airman     and     Co-Chief
   Executive
                                          Officer, PCC; Chairman, PFC/3/

      Robert G. Graham                    C o mpany  Director   since  January
   1996;
                                          previously   Chairman   and    Chief
   Executive
                                          Officer,     Inter-City     Products
   Corporation

      Robert Gratton                      Chairman of the Board of GWL&A;
                                          President and Chief Executive
                                          Officer, PFC

      N. Berne Hart Company Director since February 1992; previously Chairman of the Board, United Banks of Colorado,
   Inc.

      Kevin P. Kavanagh                   Company Director since April 1992;
                                          previously     President      and
   Chief
                                          Executive Officer, Lifeco

      William Mackness                    Company Director since July 1995;
                                          previously Dean, Faculty of
                                          Management, University of Manitoba

      William T. McCallum                       President and Chief  Executive
   Officer
                                          of the Company; President and Chief
                                          Executive Officer (U.S. Operations),
                                          Great-West Life

      Jerry E.A.  Nickerson                      Chairman of  the Board,  H.B.
   Nickerson
                                          & Sons Limited

      The Honourable
      P. Michael Pitfield,
      P.C., Q.C.                          Vice-Chairman,  PCC;  Member of  the
   Senate
                                          of Canada

      Michel Plessis-Be'lair,
      F.C.A.                                 Vice-Chairman and Chief Financial
   Officer,
                                          PCC;  Executive  Vice-President  and
   Chief
                                          Financial Officer, PFC

      Ross J.  Turner                             Chairman, Genstar Investment
   Corporation

      Brian E. Walsh                      Partner,  Trinity L.P. since January
   1996;
                                          previously    Managing  Director and
   Co-head,
                                          Global   Investment   Bank,  Bankers
   Trust
                                          Company

      1                                   Great-West Lifeco, Inc.
      2                                   Power Corporation of Canada
      3                                   Power Financial Corporation


      Executive Officers                  Principal Occupation Last 5 Years
      -------------------
   ----------------------------------

       William T. McCallum                    President and Chief Executive
       President and Chief Executive          Officer, of GWL&A; President and
       Officer                                Chief Executive Officer (U.S.
                                              Operations), Great-West Life

       Dennis Low                                   Executive  Vice President,
   Financial
       Executive Vice President,                Services, GWL&A and Great-West
   Life
       Financial Services

       Alan  D. MacLennan                            Executive Vice President,
   Employee
       Executive Vice President,                Benefits, GWL&A and Great-West
   Life
       Employee Benefits
       Robert D. Bond                         Senior Vice President, Financial
       Senior Vice President,                   Services, GWL&A and Great-West
   Life;
       Financial Services                         prior to May 1992,  National
   Director,
                                              Public Marketing, Aetna Life
                                              Insurance Company


       John A. Brown                          Senior Vice President, Sales,
       Senior Vice President,                   Financial Services, GWL&a  and
   Great-
       Sales, Financial Services              West Life

       John T. Hughes                         Senior Vice President, Chief
       Senior  Vice President, Chief               Investment  Officer, GWL&A;
   Senior
       Investment Officer                     Vice President, Chief Investment
                                              Officer    (U.S.    Operations),

   Great-West
                                              Life

       Robert E. Kavanagh                     Senior Vice President, Employee
       Senior Vice President,                      Benefits, Sales, GWL&A  and
   Great-West
       Employee Benefits, Sales               Life
       D. Craig Lennox                        Senior Vice President, General
       Senior Vice President,                   Counsel  and Secretary, GWL&A;
   Senior
       General Counsel and Secretary            Vice President and Chief  U.S.
   Legal
                                              Officer, Great-West Life

       Steve H. Miller                        Senior Vice President, Employee
       Senior Vice President,                      Benefits, Sales, GWL&A  and
   Great-West
       Employee Benefits, Sales               Life

       James D. Motz                                Executive  Vice President,
   Employee
       Executive Vice President,               Benefits  Operations, GWL&A and
   Great-
       Employee Benefits Operations           West Life

       Martin L. Rosenbaum                    Senior Vice President, Employee
       Senior Vice President,                  Benefits  Operations, GWL&A and
   Great-
       Employee Benefits, Operations          West Life

       Douglas L. Wooden                      Senior Vice President, Financial
       Senior Vice President,                  Services, GWL&A  and Great-West
   Life
       Financial Services

      Executive Compensation

           The following table sets out all compensation paid by Great-West Life and its subsidiaries in respect of the individuals who were, at December 31, 1996,
      the   Chief   Executive  Officer   and   the   other  four   most highly
   compensated
      executive officers of GWL&A (collectively the "Named Executive Officers") for services rendered to GWL&A and Great-West Life in all capacities for fiscal years ended 1994, 1995 and 1996 respectively.


      Name and            Year     Annual                   Long-Term
      Principal                    Compensation(1)          Compensation Awards
      Position                     Salary       Bonus       Securities Under
                                   ($)          ($)         Options Granted (2)

      W.T. McCallum,      1996     561,818      370,500           300,000
      President and       1995     523,958      351,000
      Chief Executive                           225,000(3)         None
       Officer            1994     476,750      318,500            None

      D. Low,             1996     325,000      146,250           150,000
      Executive Vice      1995     305,000      152,500            None
      President,
      Financial
      Services            1994     285,000      142,500            None


      J. T. Hughes,       1996     312,000      136,968           80,000
      Senior Vice         1995     301,000      150,500            None
      President,
      Chief Investment
      Officer             1994     290,000      145,000            None

      A.D. McLennan,      1996     325,000      115,000           150,000
      Executive Vice      1995     312,000      125,000            None
      President,






      Employee            1994     300,000       97,890            None
      Benefits

      D.L. Wooden,        1996     287,000      143,500           100,000
      Senior Vice         1995     275,500      137,500            None
      President,
      Financial           1994     265,000      142,500            None
      Services


      (1)     The   aggregate  of  perquisites and  other  personal  benefits, securities or
      property   provided   to each  Named Executive  Officer in 1996  did not
   exceed the
      lesser   of   $50,000 and  10% of the total  of the  individual's annual salary and
      bonus.

      (2)    The   options  are  for   common  shares  of   Great-West  Lifeco
   ("Lifeco
      Options").    Lifeco   Options are granted by Great-West Lifeco pursuant
   to the
      Great-West  Lifeco   Stock   Option   Plan  which   was approved  by the
   Great-West
      Lifeco    shareholders  on  April  24,  1996.    Lifeco  Options  become
   exercisable 20%
      per   year  commencing   on  the   first anniversary of the  date of the
   grant and
      expire 10 years after the date of the grant.

      (3) A special one-time bonus payment with respect to long-term performance.

                The  following table  describes options  granted to  the Named
   Executive
      Officers  during   the   most   recently   completed fiscal  year.   All
   options are
      Lifeco  Options  granted  pursuant to the Great-West Lifeco Stock Option
   Plan.
      Lifeco  Options  are   issued  with  an   exercise  price   in  Canadian
   dollars.
      Canadian   dollar  amounts  have  been   translated to U.S. dollars at a
   rate of
      1/1.37.

                                                                   Potential realizable
                          Individual Grants                        value at assumed
                                                                   annual rates of stock
                                                                   price appreciation for
                                                                          term

      Name            Options     Percent       Exercise    Expiration  5 %       10%
                      granted     of  total     or base     date        ($)       ($)
                                  options
                                  granted to
                                  employees
                                  in fiscal
                                  year


      W. T. McCallum  300,000     10.42    12.376697   July 22,  2,335,080      5,917,950
                                                            2006
      D. Low          150,000     5.21     12.376697   July 22, 1,167,540       2,958,795
                                                            2006
      J. T. Hughes    80,000      2.78     12.376697   July 22,   622,688       1,578,024
                                                            2006
      A. D. MacLennan 150,000     5.21     12.376697   July 22, 1,167,540       2,958,795
                                                            2006
      D. L. Wooden    100,000     3.47     12.376697   July 22,   778,360       1,972,530
                                                            2006

      Prior  to  April  24,  1996,  the Named  Executive Officers participated in the
      Power   Financial   Employee   Share  Option   Plan  pursuant   to which
   options to
      acquire   common    shares   of  Power  Financial ("PFC  Options")  were
   granted.  The
      following table describes all Lifeco Options and all PFC Options exercised in
      1996,   and  all unexercised  Lifeco Options and PFC  Options held as of
   December
      31, 1996, by the Named Executive Officers. PFC Options and Lifeco Options are
      issued  with  an   exercise price in Canadian dollars.  Canadian  dollar
   amounts
      have been translated to U.S. dollars at a rate of 1/1.37.


      Name                    Securities       Aggregate    Unexercised Options at       Value  of
   Unexercised
      -in-the-
                        Acquired      Value       FY-End                   the-Money Options at
                        on            Realized                             ($)
                        Exercise      ($)
                                                 Exercisable  Unexer-      Exer-    Unexer-
                                                              ciseable     cisable  cisable

                                                                              <C >

      W. T. McCallum                                             26,000(1)        300,000(2)
   658,659(1)
      940,276(2)
      D.   Low                  6,700(1)          100,892       37,300(1)          150,000(2)
   944,922(1)
      470,138(2)
      J. T. Hughes                                       60,000(1)       80,000(2)   1,214,781(1)
   250,740(2)
      A. D. MacLennan                                                   150,000(2)
   470,138(2)
      D. L.  Wooden                                               44,000(1)        100,000(2)
   911,916(1)
      313,425(2)


      (1)               PFC Options
      (2)               Lifeco Options

      Pension Plan Tables

           The following table sets out the pension benefits payable to the Named Executive Officers by Great-West Life or the
      Company, as of December 31, 1996.

                                  Employees' Pension Plan






      Renumeration($)               Years of Service

                              15          20          25          30          35
              400,000         120,000     160,000     200,000     240,000     240,000















                                                       52
















              500,000         150,000     200,000     250,000     300,000     300,000
              600,000         180,000     240,000     300,000     360,000     360,000
              700,000         210,000     280,000     350,000     420,000    420,000
              800,000         240,000     320,000     400,000     480,000     480,000
              900,000         270,000     360,000     450,000     540,000     540,000
            1,000,000         300,000     400,000     500,000     600,000     600,000

      The Named Executive Officers have the following years of service:

                  Name                          Years of Service
                  W. T. McCallum                      30
                  D. Low                              31
                  J. T. Hughes                         6
                  A. D. MacLennan                     30
                  D. L. Wooden                         5

      For   W.T.   McCallum,   the   benefits    shown are  payable commencing
   December 31,
      2000, and remuneration is the average of the highest 36 consecutive months of
      compensation   during  the  last   86  months   of  employment.   For D.
   Low, J.T.
      Hughes,   A.D.   MacLennan   and  D.L. Wooden,  the  benefits shown  are
   payable upon
      the   attainment   of  age 62,  and remuneration  is the average  of the
   highest 60
      consecutive   months   of   compensation  during the  last 86  months of
   employment.
      Compensation  includes  salary and bonuses prior to  any deferrals.  The normal
      form  of  pension  is   a  life  only annuity.  Other optional forms  of
   pension
      payment are available on an actuarially equivalent basis. The benefits listed in the table are subject to deduction for social security and other retirement benefits.


      Directors of the Company

            The  following   sets  out  remuneration  paid   by  the   Company
   to  its
      directors.

            For   each   director  of   the  Company   who   is  not   also  a
   director of
      Great-West Life, the Company pays an annual fee of $12,500, and a meeting fee
      of  $1,000  for   each meeting of the Board  of Directors or a committee
   thereof
      attended.    With  the exception  of the  President and  Chief Executive
   Officer of
      Great-West  Lifeco,  and  the  President  and   Chief  Executive Officer
   of the
      Company, for each director of the Company who is also a director of Great-West
      Life,  the  Company pays a meeting fee of $1,000 for each meeting of the
   Board
      of  Directors  or   a committee thereof attended which is not coincident
   with a
      Great-West   Life   meeting.      In    addition,   all   directors  are
   reimbursed for
      incidental expenses.

            The  above   amounts are  paid in the currency  of the country  of
   residence
      of the director.

      Compensation Committee Interlocks and Insider Participation

            Prior    to   January  1,  1997, all  of  the  Company's executive
   officers were
      employees of Great-West Life (effective January 1, 1997, they became employees
      of   the  Company).    For   1996,  executive  officer  compensation was
   paid by
      Great-West Life and compensation was determined by the United States Executive
      Committee   of  the   Board of  Directors of Great-West  Life (the "U.S.
   Executive
      Committee").     The   following  individuals   served  as   members  of
   the U.S.
      Executive Committee during 1996.

                        R. Gratton        N.B. Hart
                        J.W. Burns        K.P. Kavanagh
                        O.T. Dackow       W. Mackness
                        P. Desmarais, Jr. W.T. McCallum
                        R.G. Graham       P.M. Pitfield

            W.T. McCallum, President and Chief Executive Officer of the Company, is
      a   member    of   the   U.S.   Executive    Committee.     Mr. McCallum
   participated in
      executive  compensation  matters   generally  but  was  not present when
   his own
      compensation was discussed or determined.

      Security Ownership of Certain Beneficial Owners

            As  of   March   1,  1997, the  following sets out  the beneficial
   owners of
      more than 5% of the Company's voting securities:

      (1)    100%  of   the Company's 7,032,000  outstanding common shares are
   owned by
      The   Great-West  Life   Assurance   Company, 100  Osborne Street North,
   Winnipeg,

      Manitoba, Canada R3C 3A5.

      (2)    99.5%   of the outstanding common  shares of The  Great-West Life
   Assurance
      Company   are  owned  by  Great-West  Lifeco  Inc.,  100  Osborne Street
   North,
      Winnipeg, Manitoba, Canada R3C 3A5.
      (3)    86.5%  of  the   outstanding  common shares  of Great-West Lifeco
   Inc. are
      owned  by   Power Financial Corporation, 751 Victoria  Square, Montreal,
   Quebec,
      Canada H2Y 2J3.

      (4)    68.1%   of   the   outstanding  common shares  of Power Financial
   Corporation
      are owned by 171263 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada
      H2Y 2J3.

      (5)    100% of the outstanding  common shares of 171263  Canada Inc. are owned by
      Marquette   Communications  Corporation, 751  Victoria Square, Montreal,
   Quebec,
      Canada H2Y 2J3.

      (6)    100%    of   the   outstanding   common   shares   of   Marquette
   Communications
      Corporation  are  owned   by  Power Corporation of  Canada, 751 Victoria
   Square,
      Montreal, Quebec, Canada H2Y 2J3.

      (7)    Mr.   Paul   Desmarais,  751  Victoria Square,  Montreal, Quebec,
   Canada H2Y
      2J3,   through    a   group   of   private  holding companies,  which he
   controls, has
      voting control of Power Corporation of Canada.

      Security Ownership of Management

            The   following   table   sets    out   the    number   of  equity
   securities, and
      exercisable  options  for  equity  securities,  of  the   Company or any
   of its
      parents  or   subsidiaries, beneficially owned, as  of March 1, 1997, by
   (i) the
      directors   of  the   Company;   (ii) the Named  Executive Officers; and
   (iii) the
      directors and executive officers of the Company as a group.


                                                Company
                             The
                             Great-
                             West             Great-       Power              Power
                             Life             West         Financial          Corporation
                             Assurance        Lifeco       Corporation        of Canada
                             Company          Inc.
                             (1)              (2)          (3)                (4)

      Directors

      J. Balog               -                -            -                  -
      J. W. Burns            50                56,000        4,000            203,320
                                                                              165,500 options
      O. T. Dackow           16                35,089        5,400            -
                                                           40,000 options
      P. Desmarais, Jr.      50                30,000      -                 120,000
                                                                           188,250 options
      R. G. Graham           -                -            -                  -
      R. Gratton             -                165,000      155,000            2,500
                                                                           150,000 options
      N. B. Hart             -                -            -                  -
      K. P. Kavanagh         50                23,626      -                  -
      W. Mackness            -                -            -                  -
      W. T. McCallum         17                34,202       16,000            -
                                                            52,000 options
      J.E. A. Nickerson     -                   -                -            -
      P. M. Pitfield         -                 50,000       40,000            80,000
                                                                           99,500 options
      M.Plessis-Be'lair       -                 10,000        1,000            32,900
                                                                           58,250 options
      R. J. Turner           -                -            -                  -
      B. E. Walsh            -                -            -                  -










                                                       56














      Named Executive Officers
      ------------------------
      W. T. McCallum         17                  34,200       16,000            -




                      52,000 options
      D. Low                 -                  7,846       74,600 options    -
      J. T. Hughes           -                  4,467      120,000 options    -
      A. D. MacLennan        -                  9,011      -                  -
      D. L. Wooden           -                -             88,000 options    -

      Directors and Executive
      Officers as a Group

                             183              484,381      221,400            438,720
                                                           494,600 options    660,500 options


      (1)    All holdings  are common shares of The  Great-West Life Assurance
   Company.
      (2)   All holdings are common shares of Great-West Lifeco Inc.
      (3)   All   holdings are common shares, or where  indicated, exercisable options
            for common shares, of Power Financial Corporation.
      (4)   All    holdings   are   subordinate   voting  shares,   or   where
   indicated,
            exercisable    options for  subordinate  voting  shares,  of Power
   Corporation
            of Canada.

      None of the share holdings set out above exceed 1% of the total shares of the class outstanding.
      _________________________________________________________________

                              RIGHTS RESERVED BY THE COMPANY
      _________________________________________________________________

            The  Company  reserves   the  right  to  make  certain changes if,
   in its
      judgment,   they   would    best   serve   the  interests of  Owners and
   Annuitants or
      would   be    appropriate   in   carrying    out   the purposes  of  the

   Contracts.  Any
      changes   will   be  made   only   to   the   extent  and in  the manner
   permitted by
      applicable  laws.      Also,   when required  by law,  the Company  will
   obtain your
      approval    of   the  changes   and  approval   from   any   appropriate
   regulatory
      authority.   Such approval  may not  be required in all  cases, however.
   Examples
      of the changes the Company may make include:

            -  To  make  any changes required by the Internal Revenue Code  or by any
            other   applicable   law  in  order to  continue treatment  of the
   Contract as
            an annuity.

            - To make any other necessary technical changes in the Contract in order
            to   conform   with   any action  the above provisions  permit the
   Company to
            take,  including   to   change   the   way   the   Company  assess
   charges, but
            without   increasing   as   to  any then  outstanding Contract the
   aggregate
            amount of the types of charges which the Company has guaranteed.

      _________________________________________________________________

                                     LEGAL PROCEEDINGS
      _________________________________________________________________

            The  Company  is   currently  not  a  party  to,  and its property
   is not
      currently  subject  to, any material legal proceedings.  The lawsuits to which
      the  Company  is   a  party   are, in the opinion of  management, in the
   ordinary
      course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of the Company.


      _________________________________________________________________

                                       LEGAL MATTERS
      _________________________________________________________________

            Advice  regarding  certain  legal matters  concerning  the federal securities
      laws  applicable   to   the   issue and  sale of  the Contract  has been
   provided by
      Jorden   Burt   Berenson   &   Johnson   LLP.  The  organization of  the
   Company, the
      Company's authority to issue the Contract, and the validity of the form of the
      Contract   have   been  passed upon  by Ruth  B. Lurie,  Vice President,
   Counsel and
      Associate Secretary of the Company.

      _________________________________________________________________

                                          EXPERTS
      _________________________________________________________________

            The  consolidated  financial   statements  of  Great-West   Life &
   Annuity
      Insurance  Company  at  December  31, 1996 and 1995, and for each of the three
      years    in   the  period  ended  December  31,  1996  included in  this prospectus have
      been   audited   by  Deloitte   &  Touche  LLP, independent auditors, as
   stated in
      their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      _________________________________________________________________

                                   AVAILABLE INFORMATION
      _________________________________________________________________

            We     have     filed  a   registration  statement  ("Registration
   Statement") with
      the  Commission  under  the  1933 Act relating to the Contracts  offered by this
      prospectus.      This   prospectus   has   been filed  as a part  of the
   Registration
      Statement  and  does  not  contain  all  of  the  information  set forth in the
      Registration  Statement and exhibits thereto.  Reference is hereby  made to the
      Registration Statement and exhibits for further information relating to us and
      the   Contracts.   Statements contained  in this  prospectus, as  to the
   content of
      the  Contracts   and  other   legal  instruments, are summaries.   For a
   complete
      statement of the terms thereof, reference is made to the instruments as filed as exhibits to the Registration Statement. The Registration Statement and its
      exhibits may be inspected and copied at the offices of the Commission located at 450 Fifth Street, N.W., Washington, D.C.

            We   are   subject   to  the   informational   requirements of the
   Securities
      Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith
      we  file   reports  and  other  information   with  the   Securities and
   Exchange
      Commission  (the  "Commission").     Such  reports and other information
   can be
      inspected    and   copied  at  the public  reference  facilities  on the
   Commission at
      Room   1024,   450   Fifth  Street, N.W.,  Washington D.C.,  and at  the
   Commission's
      Regional    Offices   located  at   75   Park  Place,   New   York,  New
   York,  and
      Northwestern   Atrium  Center,   500  West  Madison   Street, Site 1400,

   Chicago,
      Illinois.  Copies  of  such  materials  also  can   be obtained from the
   Public
      Reference   Section   of   the   Commission at  450 Fifth  Street, N.W.,
   Washington,
      D.C.  20549,   at  prescribed   rates.   The commission maintains a  Web
   Site that
      contains   reports  and   information statements  and other  information
   regarding
      the Company, which files such documents electronically with the Commission, at the following address: http://www.sec.gov.

                                 Appendix A

      The standard nonforfeiture rate in all states, other than those listed below is 3%

                                    Florida           0%
                                    Mississippi       0%
                                    Oklahoma          0%

                                        Appendix B

      On   the   following   pages   are  four   examples   of  Market   Value
   Adjustments
      illustrating (1) increasing interest rates, (2) decreasing interest rates, (3)
      flat interest rates (i and j are within .10% of each other), and (4) less than
      6 months to maturity.

      Example #1 - Increasing Interest Rates

            Deposit:                            $25,000 on November 1, 1996
            Maturity Date:                      December 31, 2005
            Interest Guarantee Period:          10 years
            i:                                  assumed to be 6.15%
            Surrender Date:                     July 1, 2000
            j:                                  7.00%
            Amount Surrendered:                 $10,000
            N:                                  65

                  MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                        =     {[1.0615/1.071]65/12} - 1
                        =     .952885 - 1
                        =     -.047115

                  MVA   =     (amount Transferred or surrendered) x MVAF
                        =     $10,000 x - .047115
                        =     - $471.15

                  Surrender Value = (amount Transferred or surrendered + MVA) x (1 -
                  Surrender Charge)
                        =     ($10,000 + - $471.15) x (1 - 0)
                        =     $9,528.85

      Example #2 - Decreasing Interest Rates

            Deposit:                            $25,000 on November 1, 1996
            Maturity Date:                      December 31, 2005
            Interest Guarantee Period:    10 years
            i:                                  assumed to be 6.15%
            Surrender Date:               July 1, 2000
            j:                                  5.00%

            Amount Surrendered:                 $10,000
            N:                                  65

                  MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                        =     {[1.0615/1.05]65/12} - 1
                        =     .0055323

                  MVAF  =     (amount Transferred or surrendered) x MVAF
                        =     $10,000 x .0055323
                        =     $553.23

                 Surrender Value = (amount Transferred or surrendered + MVA)

                        =     ($10,000 + $553.23) x (1 - Surrender Charge)
                        =     $10,553.23 x (1 - 0)

      Example #3 - Flat Interest Rates (i and j are within .10% of each other)

            Deposit:                            $25,000 on November 1, 1996
            Maturity Date:                      December 31, 2005
            Interest Guarantee Period:          10 years
            i:                                  assumed to be 6.15%
            Surrender Date:                     July 1, 2000
            j:                                  6.24%
            Amount Surrendered:                 $10,000
            N:                                  65

                  MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                        =     {[1.0615/1.0634]65/12} - 1
                        =     .99036 - 1
                        =     -.00964
                        However, [i-j] <.10%, so MVAF = 0

                  MVAF  =     (amount Transferred or surrendered) x MVAF
                        =     $10,000 x 0
                        =     $0

                  Surrender Value = (amount Transferred or surrendered + MVA) x (1 -
                  Surrender Charge)
                        =     ($10,000 + $0) x (1 - 0)
                        =     $10,000

      Example #4 - N<6 (less than 6 months to maturity)

            Deposit:                            $25,000 on November 1, 1996
            Maturity Date:                      December 31, 2005
            Interest Guarantee Period:          10 years
            i:                                  assumed to be 6.15%
            Surrender Date:                     July 1, 2005
            j:                                  7.00%
            Amount Surrendered:                 $10,000
            N:                                  5

            MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                  =     {[1.0615/1.071]5/12} - 1
                  =     .99629 - 1

                  =     -.00371
                  However, N<6, so MVAF = 0

            MVAF  =     (amount Transferred or surrendered) x MVAF
                  =     $10,000 x 0
                  =     $0

            Surrender  Value  =  (amount  Transferred  or   surrendered + MVA)
   x (1 -
            Surrender Charge)

                  =     ($10,000 + $0) x (1 - 0)
                  =     $10,000

      ITEM 1   FINANCIAL STATEMENTS
      GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

      CONSOLIDATED STATEMENTS OF INCOME
      (Dollars in Thousands)
      (Unaudited)

                                                              Three     Months
   Ended
                                                                  March 31,
                                                         1997
   1996
          REVENUES:

           Annuity  contract charges and premiums          $28,196           $
   22,773
            Life, accident, and  health premiums earned    233,381
   271,668
            Net  investment income                           218,016
   205,542
            Net realized (losses) gains  on investments   (4,943)
   1,733

                                                         474,650
   501,716


          BENEFITS AND EXPENSES:

            Life and other  policy benefits                  123,821
   128,477


            Increase in reserves                             15,829
   36,749
            Interest  paid or  credited to contractholders  138,865
   148,436
            Provision for policyholders' share of earnings
              on participating business                        857






   1,689
            Dividends to policyholders                       19,460
   10,128
                                                         _________
   _________
                                                         298,832
   325,479

            Commissions                                      25,577
   27,938
            Operating expenses                               95,614
   81,536
            Premium taxes                                    3,791
   3,991
                                                         ________
   ________
                                                         423,814
   438,944












                                                                           64
















          INCOME BEFORE INCOME TAXES                        50,836
   62,772

          PROVISION FOR INCOME TAXES:

           Current                                           13,369
   14,594
           Deferred                                          5,618
   (622)
                                                         _________
   ________
                                                          18,987
   13,972


          NET INCOME                                          $31,849
   $48,800



          See notes to consolidated financial statements.

          GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

          CONSOLIDATED BALANCE SHEETS
          (Dollars in Thousands)
          (Unaudited)

                                                                              March 31,

      December 31,

          ASSETS                                                                1997

      1996



          INVESTMENTS:

            Fixed Maturities:
              Held-to-maturity, at amortized cost                             $2,039,956

      $1,992,681
            (fair value $2,045,982 and $2,041,064)
             Available-for-sale, at fair value                                 6,041,357

      6,206,478
           (amortized cost $6,075,596 and $6,151,519)
            Mortgage loans on real  estate, net                                1,424,901

      1,487,575
            Common stock                                                         45,840

        19,715
            Real estate, net                                                     74,391

        67,967
            Policy loans                                                      2,515,880

      2,523,477






            Short-term investments, available-for-sale
            (cost approximates fair value)                                      341,386

       419,008
                                                                              ----------

      -----------
                Total Investments                                             12,483,711

      12,716,901


          Cash                                                                  108,564

       125,182
          Reinsurance receivable                                                204,851

       196,958
          Deferred policy acquisition costs                                     286,762

       282,780
          Investment income due and accrued                                     174,799














       198,441
          Other assets                                                          161,978

        57,244
          Premiums in course of collection                                       69,478

        74,693
          Deferred income taxes                                                 226,784

       214,404
          Separate account assets                                             5,853,547

      5,484,631
                                                                              ---------

      ----------
          TOTAL ASSETS                                                         $19,570,474

      $19,351,234


          See notes to consolidated financial statements.


          (Continued)

          GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

          CONSOLIDATED BALANCE SHEETS
          (Dollars in Thousands)
          (Unaudited)

                                                            March 31,          December 31,
          LIABILITIES AND STOCKHOLDER'S EQUITY                1997                1996


          POLICY BENEFIT LIABILITIES:
              Policy reserves                               $10,909,215             $11,022,595
              Policy and contract claims                        384,135                 372,327
              Policyholders' funds                              170,115                 153,867
              Experience refunds                                 65,092                  87,399
              Provision for policyholders' dividends             60,093                  51,279

          GENERAL LIABILITIES:
              Due to Parent Corporation                         126,154                 151,431
              Repurchase agreements                             285,134                 286,736
              Commercial paper                                   89,319                  84,682
              Other liabilities                                 459,914                 488,818
              Undistributed earnings on
                participating business                          133,470                 133,255
              Separate account liabilities                    5,853,547               5,484,631
                                                              ---------               ---------
                Total Liabilities                            18,536,188              18,317,020

          STOCKHOLDER'S EQUITY:

            Preferred stock, $1 par value,
            50,000,000 shares authorized:
            Series A, cumulative, 1500 shares
            authorized,
            liquidation value of $100,000 per share,
             600 shares issued and outstanding                  60,000                  60,000
             Series B, cumulative, 1500 shares
             authorized,
             liquidation value of $100,000 per
             share,
             200 shares issued and outstanding                  20,000                  20,000






             Series C, cumulative, 1500 shares authorized,
             none outstanding
             Series D, cumulative, 1500 shares authorized,
             none outstanding
            Series E, non-cumulative, 2,000,000
            shares authorized, liquidation value of $20.90      41,800                  41,800
            per share, issued, and outstanding









                                                                           67
















            Common stock, $1 par value; 50,000,000
            shares authorized;
            7,032,000 shares issued and outstanding             7,032                   7,032
            Additional paid-in capital                        679,748                 664,265
            Net unrealized gains on securities
             available-for-sale, net                         (14,761)                  14,951
              Retained earnings                               240,467                 226,166

                Total Stockholder's Equity                  1,034,286               1,034,214
                                                            ---------              ----------
          TOTAL LIABILITIES AND STOCKHOLDER'S
           EQUITY                                         $19,570,474             $19,351,234





          See notes to consolidated financial statements.

          GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

          CONSOLIDATED STATEMENTS OF CASH FLOWS
          (Dollars in Thousands)

          (Unaudited)


           Three Months Ended


                March 31,


      1997                  1996

          OPERATING ACTIVITIES:
            Net income

      $31,849                 $48,800
             Adjustments to reconcile net income to
              net cash provided by operating activities:
              Gain allocated to participating policyholders

      4,466                   1,689
              Amortization of investments

      2,165                   6,452
              Realized losses (gains) on disposal of
               investments
               and write-downs of mortgage loans and real
               estate

      4,943                 (1,732)
                Amortization

      8,627                   9,219
                Deferred income taxes

      5,869                   (724)






               Changes in assets and liabilities:
                  Policy benefit liabilities

      156,118                 172,039

             Reinsurance receivable

      (7,893)                 (1,045)
              Accrued interest and other receivables

      28,857                (12,186)
              Other, net

      (129,792)                  11,775

      ---------                --------
             Net cash  provided by operating activities

      105,209                 234,287






          INVESTING ACTIVITIES:

              Proceeds from sales, maturities, and
               redemptions of investments:
                Fixed maturities
                 Held-to-maturity
                 Maturities and redemptions

      82,772                 129,720
              Available-for-sale
                 Sales

      649,743                 995,472
              Maturities and redemptions

      209,557                 180,989
                  Mortgage loans

      50,485                  75,502
                  Real estate

      3,898                     187
                  Common stock

      842                   1,714









                                                                           69
















              Purchases of investments:
                  Fixed maturities
                    Held-to-maturity

      (129,067)                (59,259)
                    Available-for-sale

      (712,737)             (1,301,551)
                  Real estate

      (1,486)                   (755)
                  Common stock

      (26,961)

      ---------             -----------

             Net cash provided by investing activities

      127,046       22,019(Continued)



          GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

          CONSOLIDATED STATEMENTS OF CASH FLOWS
          (Dollars in Thousands)

          (Unaudited)




             Three Months Ended


                  March 31,



      1997                    1996


          FINANCING ACTIVITIES:

             Contract withdrawals, net of deposits

      $(224,566)              $(217,667)
             Due to Parent Corporation

      (25,277)                (16,214)
             Dividends paid

      (17,548)                (13,557)
             Net commercial paper borrowings (repayments

      4,637                 (9,098)
             Net repurchase agreements repayments

      (1,602)                 (6,530)
             Capital contributions

      15,483







      ----------              ----------
              Net cash used in  financing activities

      (248,873)               (263,066)

      ----------              ----------

          NET DECREASE IN CASH

      (16,618)                 (6,760)


          CASH, BEGINNING OF YEAR

      125,182                  90,939

      --------                 -------

          CASH, END OF PERIOD



      $108,564                 $84,179
          See notes to consolidated financial statements.



          (Concluded)


          GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (Amounts in Thousands, except Share Amounts)
          (Unaudited)

      1.    GENERAL

     The consolidated financial statements and related notes of Great-West Life & Annuity Insurance Company (the Company) have been prepared in accordance with generally accepted accounting principles applicable to interim financial reporting and do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1996. The results of operations for the quarter ended are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

      2.    TRANSFER OF EMPLOYEES

Effective  January  1,  1997,  all  employees  of  the  U.S. Operations of the
Company's Parent, The Great-West Life Assurance Company, were transferred to the Company. All related employee benefit plan assets and liabilities were also transferred from the Parent Corporation to the Company. The transfer did not have a material effect on the Company's operating expenses as the costs associated with the employees and benefit plans were charged previously to the Company under the administrative service agreements between the Company and its Parent.

      3.    EMPLOYEE BENEFIT PLANS

      The Company's defined benefit pension plan (pension plan) covers substantially all of its employees. The benefits are based on years of service, age at retirement, and the compensation during the last seven years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.
Investments of the pension plan are managed by the Company and invested primarily in investment contracts and separate accounts.

     The Company's Parent had previously accounted for the pension plan under the Canadian Institute of Chartered Accountants (CICA) guidelines and had recorded a prepaid pension asset of $19,091. As generally accepted accounting principles do not materially differ from CICA guidelines and the transfer is between related parties, the prepaid pension asset was transferred at cost. As a result, the Company recorded the following effective January 1, 1997:

         Prepaid                Undistribued
       pension cost  $19,091    earnings on               $3,608
                                participating business
                                Stockholder's Equity      15,483
                                                        _ _ _ _ _ _ _

                    $ 19,091                             $ 19,091

           The   Company  adopted  Statement  of  Financial  Accounting
      Standards (SFAS) No. 87, "Employers Accounting for Pensions" effective January 1, 1997 immediately following the transfer. The following table sets forth the pension plan's funded status and amounts recognized in the Company's statement of financial position at January 1, 1997 in accordance with SFAS No. 87:


      Actuarial present value of benefit obligations:


        Accumulated benefit obligation,
           including vested benefits of $74,386         $(77,500)

        Projected benefit obligation for service
            rendered to date                             (95,175)
         Plan assets at fair value                        139,690
                                                        __________

         Plan assets in excess of projected
           benefit obligation                              44,515


         Unrecognized net obligation at January 1,
           1997 being recognized over 15 years             (25,422)

         Prepaid pension cost included in other         ___________
            assets                                      $    19,091


           The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.5% and 5.0%, respectively.

           The Company also sponsors a post-retirement medical plan (medical plan) which provides health benefits to employees who have worked for 15 years and attained age 65 while in service with the Company. The medical plan is contributory and contains other cost sharing features which may be adjusted annually for the expected general inflation rate. The Company's policy will be to fund the cost of the medical plan benefits in amounts determined at the discretion of management. The Plan as of January 1, 1997 was not funded. The Parent Company was not required under CICA guidelines to record any liability related to the Plan.

           Effective January 1, 1997 on the date of transfer, the Company has adopted SFAS No. 106, "Post-retirement Benefits Other Than Pensions." The Company has elected to delay recognition of the unfunded accumulated post-retirement benefit obligation and has set up a transition obligation to amortize over 20 years.

           The following table sets forth the medical plan status of December 31, 1996:

      Accumulated post-retirement benefit obligation:

         Retirees                                       $(4,939)
         Fully eligible active plan participants         (1,751)
         Other active plan participants                  (9,470)
                                                        _________

                                                        (16,160)

        Unrecognized net transition obligation
        at January 1, 1997 being recognized
        over 20 years                                   16,160
                                                        ___________

      Accrued post-retirement benefit cost              $  0
                                                        ____________
                                                        ____________

           For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered health care benefits was assumed. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% point in each year would increase the accumulated post-retirement benefit obligation as of January 1, 1997 by $2,977.

           The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 7.5%.



      4.   OTHER

      The Company is involved in various legal proceedings which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.

      Deloitte & Touche LLP
      Suite 3600 555 Seventeenth Street
      Denver, Colorado 80202-3942
      Tel: (303) 292-5400
      Fax: (303) 312-4000


      INDEPENDENT AUDITORS S REPORT

      To the Board of Directors and Stockholder of Great-West Life & Annuity Insurance Company:

      We have audited the accompanying consolidated balance sheets of Great-West Life & Annuity Insurance Company (a wholly-owned subsidiary of the Great-West Life Assurance Company) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 32, 1996. These financial statements are the responsibility of
      the Company's management.    Our  responsibility is to express
      an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Great-West Life & Annuity Insurance Company and subsidiaries of the December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


      DELOITTE & TOUCHE LLP

      January  25, 1997

         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
         CONSOLIDATED BALANCE SHEETS
         DECEMBER 31, 1996  AND 1995
         (Dollars in Thousands)

         ASSETS                                             1996         1995
         INVESTMENTS:
           Fixed Maturities:

            Held-to-maturity, at amortized cost (fair  $ 1,992,681  $2,054,204 value $2,041,064 and $2,158,043)
            Available-for-sale, at fair value            6,206,478   6,263,187
             (amortized
            cost $6,151,519 and $6,087,969)
           Common stock                                  19,715      9,440
           Mortgage loans on real estate, net            1,487,575   1,713,195
           Real estate, net                              67,967      60,454

           Policy loans                                  2,523,477   2,237,745
           Short-term investments, available-for-sale    419,008     134,835
           (cost approximates fair value)

               Total Investments                         12,716,901  12,473,060


         Cash                                            125,182     90,939
         Reinsurance receivable                          196,958     333,924
         Deferred policy acquisition costs               282,780     278,526
         Investment income due and accrued               198,441     211,922
         Other assets                                    57,244      40,038

         Premiums in course of collection                74,693      85,990
         Deferred income taxes                           214,404     168,941
         Separate account assets                         5,484,631   3,998,878


         TOTAL ASSETS                                  $ 19,351,234 $17,682,218


         See notes to consolidated financial






         statements.


         LIABILITIES AND STOCKHOLDER'S EQUITY               1996         1995

         POLICY BENEFIT LIABILITIES:

             Policy reserves                            $11,022,595 $10,845,935
             Policy and contract claims                  372,327     359,791
             Policyholders' funds                        153,867     154,872
             Experience refunds                          87,399      83,562
             Provision for policyholders' dividends      51,279      47,760

         GENERAL LIABILITIES:
             Due to Parent Corporation                   151,431     149,974
             Repurchase agreements                       286,736     375,299
             Commercial paper                            84,682      84,854

             Other liabilities                           488,818     451,555
             Undistributed earnings on
               participating business                    133,255     136,617
             Separate account liabilities                5,484,631   3,998,878


               Total Liabilities                         18,317,020  16,689,097

         STOCKHOLDER'S EQUITY:
             Preferred stock, $1 par value,

                50,000,000 shares authorized:
                 Series A, cumulative, 1500 shares
                   authorized, liquidation value of
                   $100,000 per share, 600 shares
                   issued and outstanding                60,000      60,000
                  Series B, cumulative, 1500 shares
                   authorized, liquidation value of
                   $100,000 per share, 200 shares
                   issued and outstanding                20,000      20,000
                  Series C, cumulative, 1500 shares
                   authorized, none outstanding
                  Series D, cumulative, 1500 shares
                   authorized, none outstanding






                  Series E, non-cumulative, 2,000,000
                   shares authorized, liquidation
                   value of $20.90 per share, issued,
                   and outstanding                       41,800      41,800
             Common stock, $1 par value; 50,000,000
               shares authorized;
               7,032,000 shares issued and
               outstanding                               7,032       7,032





                                                       78
















             Additional paid-in capital                  664,265     657,265

             Net unrealized gains on securities          14,951      58,763
              available-for-sale, net
             Retained earnings                           226,166     148,261


               Total Stockholder's Equity                1,034,214   993,121

         TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY     $19,351,234 $ 17,682,218


         GREAT-WEST LIFE & ANNUITY
         INSURANCE COMPANY

         CONSOLIDATED STATEMENTS OF INCOME
         YEARS ENDED DECEMBER 31, 1996,
         1995, AND 1994

         (Dollars in Thousands)

                                               1996       1995        1994
         REVENUES:

           Annuity contract charges and    $91,881    $ 79,816   $ 61,122
              premiums
           Life, accident, and health
              premiums earned (net of
              premiums ceded totaling
              $(104,250) , $60,880
              and $48,115)                  1,107,367   987,611    938,947
           Net investment income            836,642     835,046    767,646

           Net realized gains (losses) on   (21,078)    7,465      (71,939)
              investments

                                            2,014,812   1,909,938  1,695,776
         BENEFITS AND EXPENSES:

           Life and other policy benefits
              (net of reinsurance
              recoveries totaling $52,675,
              $43,574, and $18,937)         515,750     557,469    548,950
           Increase in reserves             229,198     98,797     64,834
           Interest paid or credited to
              contractholders               561,786     562,263    529,118
           Provision for policyholders'
              share of earnings (losses)
              on participating business     (7)         2,027      (725)
           Dividends to policyholders       49,237      48,150     42,094






                                            1,355,964   1,268,706  1,184,271

           Commissions                      106,561     122,926    120,058
           Operating expenses               336,719     314,810    261,311
           Premium taxes                     25,021      26,884     27,402
                                          1,824,265   1,733,326  1,593,042









                                                                           80




















         INCOME BEFORE INCOME TAXES         190,547     176,612    102,734

         PROVISION FOR INCOME TAXES:

            Current                         77,134      88,366     65,070
            Deferred                        (21,162)    (39,434)   (36,614)

                                            55,972      48,932     28,456


         NET INCOME                        $134,575   $ 127,680  $ 74,278




         See notes to consolidated
         financial statements.


         CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

         YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
         (Dollars in Thousands)

                                                Preferred Stock
                                                Shares        Amount
         BALANCE, JANUARY 1, 1994            2,000,800   $121,800

         Adjustment to beginning balance for
              change in accounting method
              for investment securities

         Change in net unrealized gains
              (losses)
         Capital contributions
         Dividends
         Net income

         BALANCE, DECEMBER 31, 1994          2,000,800    121,800

         Change in net realized gains
              (losses)

         Dividends
         Net income

         BALANCE, DECEMBER 31, 1995          2,000,800    121,800

         Change in net unrealized gains
              (losses)

         Capital contributions
         Dividends
         Net income

         BALANCE, DECEMBER 31, 1996          2,000,800   $121,800







         See notes to consolidated financial
         statements.












                                                                           82















         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

         CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
         YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

         (Dollars in Thousands) (continued)

                                                  Common Stock
                                                Shares          Amount
         BALANCE, JANUARY 1, 1994            7,032,000     $7,032

         Adjustment to beginning balance for
              change in accounting method
              for investment securities

         Change in net unrealized gains
              (losses)

         Capital contributions
         Dividends
         Net income

         BALANCE, DECEMBER 31, 1994          7,032,000      7,032

         Change in net realized gains
              (losses)
         Dividends
         Net income

         BALANCE, DECEMBER 31, 1995          7,032,000      7,032

         Change in net unrealized gains
              (losses)
         Capital contributions

         Dividends
         Net income

         BALANCE, DECEMBER 31, 1996          7,032,000     $7,032


         See notes to consolidated financial
         statements.
















                                                                           83

















         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

         CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
         YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
         (Dollars in Thousands) (Continued)



                                                                 Net
                                              Additional      Unrealized
                                               Paid-In          Gains
                                               Capital         (Losses)

         BALANCE, JANUARY 1, 1994            $ 656,793     $     0

         Adjustment to beginning balance for
              change in accounting method
              for investment securities                      6,515

         Change in net unrealized gains
              (losses)                                      (84,942)

         Capital contributions                 472
         Dividends
         Net income

         BALANCE, DECEMBER 31, 1994           657,265       (78,427)

         Change in net realized gains
              (losses)                                       137,190
         Dividends
         Net income

         BALANCE, DECEMBER 31, 1995            657,265        58,763

         Change in net unrealized gains
              (losses)                                      (43,812)
         Capital contributions                 7,000
         Dividends
         Net income

         BALANCE, DECEMBER 31, 1996           664,265      $14,951







         See notes to consolidated financial
         statements.












                                                                           84

















         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

         CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
         YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
         (Dollars in Thousands) (Continued)


                                               Retained
                                               Earnings
                                              (Deficit)         Total


         BALANCE, JANUARY 1, 1994            $ 35,721      $821,346

         Adjustment to beginning balance for
              change in accounting method
              for investment securities                     6,515

         Change in net unrealized gains
              (losses)                                      (84,942)

         Capital contributions                              472
         Dividends                           (40,438)       (40,438)

         Net income                          74,278         74,278

         BALANCE, DECEMBER 31, 1994          69,561         777,231


         Change in net realized gains
              (losses)                                      137,190

         Dividends                           (48,980)       (48,980)
         Net income                          127,680        127,680

         BALANCE, DECEMBER 31, 1995          148,261        993,121

         Change in net unrealized gains
              (losses)                                      (43,812)
         Capital contributions                              7,000
         Dividends                           (56,670)       (56,670)






         Net income                          134,575        134,575

         BALANCE, DECEMBER 31, 1996          $226,166      $1,034,214

         See notes to consolidated financial
         statements.




         GREAT-WEST LIFE & ANNUITY INSURANCE
         COMPANY

         CONSOLIDATED STATEMENTS OF CASH FLOWS
         YEARS ENDED DECEMBER 31, 1996, 1995, AND
         1994

         (Dollars in Thousands)

                                                 1996        1995       1994

         OPERATING ACTIVITIES:
             Net income                      $ 134,575   $127,680   $ 74,278
             Adjustments to reconcile net
              income to net cash provided by
              operating activities:
               Gain (loss) allocated to
               participating policyholders     (7)        2,027       (725)
               Amortization of investments     15,518     26,725      36,978

               Realized losses (gains) on
               disposal of investments
               and write-downs of mortgage
               loans and real estate           21,078     (7,465)     71,939
               Amortization                    49,454     49,464      29,197
               Deferred income taxes           (20,258)   (39,763)    (38,631)
             Changes in assets and
               liabilities:

               Policy benefit liabilities      358,393    346,975     93,998
               Reinsurance receivable          136,966    (38,776)    (25,868)
               Accrued interest and other
                 receivables                   24,778     (17,617)    (26,032)
                 Other, net                    (8,076)    8,834       96,950

                     Net cash provided by
                      operating activities     712,421    458,084     312,084

         INVESTING ACTIVITIES:
             Proceeds from sales,






              maturities, and redemption of
              investments:
                 Fixed maturities

                    Held-to-maturity
                      Sales                               18,821      16,014









                                                                           86

















                      Maturities and
                       redemptions             516,838    655,993     1,034,324
                    Available-for-sale
                      Sales                    3,569,608  4,211,649    1,753,445
                      Maturities and
                       redemptions             803,369    253,747     141,299

                 Mortgage loans                235,907    260,960     291,102
                 Real estate                   2,607      4,401       29,868
                 Common stock                  1,888                  178
             Purchases of investments:
                 Fixed maturities

                      Held-to-maturity         (453,787)  (490,228)    (673,567)
                 Available-for-sale          (4,753,154)  (4,932,566)  (2,606,028)
                 Mortgage loans                (23,237)   (683)       (9)
                 Real estate                   (15,588)   (5,302)     (9,253)
                 Common stock                  (12,113)   (4,218)     (2,063)

                     Net cash used in
                     investing activities      (127,662)  (27,426)    (24,690)


                                                               (Continued)














                                                                           87


















         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

         CONSOLIDATED STATEMENTS OF CASH FLOWS
         YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

         (Dollars in Thousands)

                                                   1996        1995         1994


         FINANCING ACTIVITIES:
            Contract withdrawals, net of       $(413,568)   $ (217,190)   $(238,166)
              deposits
            Due to Parent Corporation           1,457        (9,143)     (13,078)
            Dividends paid                      (56,670)     (48,980)    (40,438)
            Net commercial paper                (172)        (4,832)     89,686
              (repayments) borrowings

            Net repurchase agreements           (88,563)     (191,195)    (39,244)
              repayments
            Capital contributions                 7,000
              Net cash used in financing        (550,516)     (471,340)    (241,240)
               activities


         NET INCREASE (DECREASE) IN CASH        34,243       (40,682)    46,154

         CASH, BEGINNING OF YEAR                90,939       131,621     85,467

         CASH, END OF YEAR                     $125,182    $ 90,939     $131,621



         SUPPLEMENTAL DISCLOSURES OF CASH
         FLOW INFORMATION

              Cash paid during the year for:
                Income taxes                   $103,700    $ 83,841     $68,892
                Interest                        15,414       17,016      12,229

         See notes to consolidated financial statements.         (Concluded)

         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
         (Amounts in Thousands, except Share Amounts)

         1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

              Organization - Great-West Life & Annuity Insurance Company (the Company) is a wholly-owned subsidiary of The Great-West Life Assurance Company (the Parent Corporation). The Company is an insurance company domiciled in the State of Colorado. The Company offers a wide range of life insurance, health insurance, and retirement and investment products to individuals, businesses, and other private and public organizations throughout the United States.

              Basis of Presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

              Certain reclassifications have been made to the 1995 and 1994 financial statements to conform with the basis of presentation used in 1996.

              Investments - Investments are reported as follows:

              1. Management determines the classification of fixed maturities at the time of purchase. Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost unless fair value is less than cost and the decline is deemed to be other than temporary, in which case they are written down to fair value and a new cost basis is established.

                   Fixed maturities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the net unrealized gains and losses reported as a separate component of stockholder's equity. The net unrealized gains and losses in derivative financial instruments used to hedge available-for-sale securities are included in the separate component of stockholder s equity.

                   The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts using the effective interest method over the estimated life of the related bonds. Such amortization is included in net investment income. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains (losses) on investments.

              2. Mortgage loans on real estate are carried at their unpaid balances adjusted for any unamortized premiums or discounts and any valuation reserves. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to net investment income using the effective interest method. Accrual of interest is discontinued on any impaired loans where collection of interest is doubtful.

                   The Company maintains an allowance for credit losses at a level that, in management s opinion, is sufficient to absorb possible credit losses on its impaired loans and to provide adequate provision for any possible future losses in the portfolio. Management s judgement is based on past loss experience, current and projected economic conditions, and extensive situational analysis of each individual loan.

                   Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 114 "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures". In accordance with these standards, a mortgage loan is considered to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on the fair value of the collateral. As the Company was already providing for impairment of loans through an allowance for credit losses, the implementation of these statements had no material effect on the Company's financial statements.

              3. Real estate is carried at the lower of cost or fair value, net of costs of disposal. Effective January 1, 1996, the Company adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The implementation of this statement had no material effect on the Company s financial statements.

              4. Investments in common stock are carried at fair value.

              5.   Policy loans are carried at their unpaid balances.

              6. Short-term investments include securities purchased with initial maturities of one year or less and are carried at amortized cost. The Company considers short-term investments to be available-for-sale and amortized cost approximates fair value.

              Gains and losses realized on disposal of investments are determined on a specific identification basis.

              Cash - Cash includes only amounts in demand deposit accounts.

              Deferred Policy Acquisition Costs - Policy acquisition costs, which consist of sales commissions and other costs that vary with and are primarily related to the production of new and renewal business, have been deferred to the extent recoverable. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs totaled $47,089, $48,054, and $28,199 in 1996, 1995, and 1994,
              respectively.

              Separate Account - Separate account assets and related liabilities are carried at fair value. The Company s separate accounts invest in shares of Maxim Series Fund, Inc., a diversified, open-end management investment company which is an affiliate of the Company, shares of other external mutual funds, or government or corporate bonds.

              Life Insurance and Annuity Reserves - Life insurance and annuity policy reserves with life contingencies of $5,242,753, and $4,675,175 at December 31, 1996 and 1995,
              respectively, are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $5,779,842 and $6,170,760, at December 31, 1996 and 1995, respectively, are established at the contractholder's account value.

              Reinsurance - Policy reserves ceded to other insurance companies are carried as reinsurance receivable on the balance sheet (See Note 3). The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

              Policy and Contract Claims - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

              Participating Fund Account - Participating life and annuity policy reserves are $3,591,077 and $3,339,316 at December 31, 1996 and 1995, respectively. Participating business approximates 50.3% of the Company's ordinary life insurance in force and 92.2% of ordinary life insurance premium income at December 31, 1996.

              The liability for undistributed earnings on participating business was decreased by $3,362 in 1996, which represented $7 of losses on participating business, a reduction of $2,924 to reflect the net change in unrealized gains on securities classified as available-for-sale, net of certain adjustments to policy reserves and income taxes, and a decrease of $431 due to reinsurance transactions (See Note 2).

              The amount of dividends to be paid from undistributed earnings on participating business is determined annually by the Board of Directors. Amounts allocable to participating policyholders are consistent with established Company practice.

              The Company has established a Participating Policyholder Experience Account (PPEA) for the benefit of all participating  policyholders  which  is  included  in  the accompanying consolidated balance sheet. Earnings associated with the operation of the PPEA are credited to the benefit of all participating policyholders. In the event that the assets of the PPEA are insufficient to provide contractually guaranteed benefits, the Company must provide such benefits from its general assets.

              The Company has also established a Participation Fund Account (PFA) for the benefit of the participating policyholders previously transferred to the Company from the Parent under an assumption reinsurance transaction. The PFA is part of the PPEA. The assets and liabilities associated with these policies are segregated in the accounting records of the Company. Earnings derived from the operation of the PFA accrue solely for the benefit of the acquired participating policyholders.

              Recognition of Premium Income and Benefits and Expenses - Life insurance premiums are recognized as earned. Annuity premiums with life contingencies are recognized as received. Accident and health premiums are earned on a monthly pro rata basis. Revenues for annuity and other contracts without significant life contingencies consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period. Benefits and expenses on policies with life contingencies are associated with premium income by means of the provision for future policy benefit reserves, resulting in recognition of profits over the life of the contracts. The average crediting rate on annuity products was approximately 6.8% in 1996.

              Income Taxes - Income taxes are recorded using the asset and liability approach which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered. Although realization is not assured, management believes it is more likely than not that the deferred tax asset, net of a valuation allowance, will be realized.

              Repurchase Agreements and Securities Lending - The Company enters into repurchase agreements with third-party broker-dealers in which the Company sells securities and agrees to repurchase substantially similar securities at a specified date and price. Such agreements are accounted for as collateralized borrowings. Interest expense on repurchase agreements is recorded at the coupon interest rate on the underlying securities. The repurchase fee received or paid is amortized over the term of the related agreement and recognized as an adjustment to investment income.

              The Company will implement Statement of Financial Accounting Standards (SFAS) No. 125 Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities in 1998 as it relates to repurchase agreements and securities lending arrangements. Management estimates the effect of the change will not be material.

              Derivatives - The Company engages in hedging activities to manage interest rate and foreign exchange risk (See
              Note 6).

         2.   RELATED-PARTY TRANSACTIONS

              On October 31, 1996 the Company recaptured certain pieces of an individual participating insurance block of business previously reinsured to the Parent Corporation on December 31, 1992. The Company recorded, at estimated fair value, the following at October 31, 1996 as a result of this transaction:

             Assets                              Liabilities and
                                                 Stockholder s Equity
             Cash                $  162,000      Policy reserves        $   164,839

             Mortgages              19,753       Due to parent              9,180
                                                 corporation
             Other                  118          Deferred income taxes      1,283
             Undistributed                       Stockholder s equity       7,000
             earnings
              on participating      431
              business
                                  $182,302                                182,302

              The Company and the Parent Corporation have a number of service agreements whereby the Parent Corporation administers, distributes, and underwrites business for the Company and administers the Company's investment portfolio. Certain operating expenses represent allocations made by the Parent Corporation to the Company for services provided pursuant to these service agreements. These transactions are summarized as follows:

                                                     Years Ended December 31,
                                                   1996          1995
   1994
              Investment management expense
              (included in net investment
              income)                            $   14,800    $  15,182     $
   13,841

              Administrative and
              underwriting payments
                (included in operating
                 expenses)                           304,599      301,529
   269,020



              Effective January 1, 1997 all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. All related employee benefit plan assets and liabilities were transferred from the Parent Corporation to the Company with no material impact on the Company s financial position. There will not be any material effect on the Company s operating expenses as the costs associated with the employees and these benefit plans are reflected in the present service agreements.

              At December 31, 1996 and 1995, due to Parent Corporation includes $31,639 and $27,814 due on demand and $119,792 and $122,160 of notes payable which bear interest and mature at various dates. These notes may be prepaid in whole or in part at any time without penalty; the issuer may not demand payment before the maturity date. The Company also has available an arrangement to obtain advances from the Parent Corporation to fund short-term liquidity needs. The due on demand to the Parent Corporation bears interest at the public bond rate (7.0% and 6.4% at December 31, 1996 and 1995, respectively) while the remainder bear interest at various rates.

         3.   REINSURANCE

              In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains a maximum of $1.5 million of coverage per individual life.

              Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1996 and 1995, reinsurance receivables with a carrying value of $196,958 and $333,924, respectively, were due primarily from the Parent Corporation.

              Total  reinsurance  premiums  assumed   from  the   Parent
              Corporation  were  $1,693, $1,606  and  $2,438,  in  1996,
              1995, and 1994, respectively.

              The Company considers all accident and health policies to be short-duration contracts. The following schedule details life insurance in force and life and accident/health premiums:

                                                   Ceded
                                                   Primarily
                                                   to
                                      Gross        the Parent

                                      Amount       Corporation
         December 31, 1996:
            Life insurance in force:

              Individual             $23,409,823  $5,246,079

              Group                   47,682,237
                  Total              $71,092,060  $5,246,079


            Premiums:
              Life insurance         $334,127     $(111,743)






              Accident/health         592,577      7,493
                Total                $926,704     $(104,250)









                                                       96
















         December 31, 1995:
            Life insurance in force:
              Individual             $22,388,520  $7,200,882
              Group                  $48,415,592  $
               Total              $   70,804,112  $ 7,200,882


            Premiums:
              Life insurance         $339,342     $51,688
              Accident/health         623,626      9,192
                Total                $962,968     $60,880


         December 31, 1994:
            Life insurance in force:
              Individual             $21,461,590  $7,411,811
              Group                   48,948,669
                  Total              $70,410,259  $7,411,811


            Premiums:
              Life insurance         $322,263     $42,946
              Accident/health         579,650      5,169
                Total                $901,913     $48,115
















                                                       97

















         (Continued)
                                      Assumed
                                      Primarily              Percentage
                                      From                   of Amount
                                      Other       Net        Assumed to
                                      Companies   Amount     Net
         December 31, 1996:
            Life insurance in force:
              Individual             $3,482,118  $21,645,862 16.1%
              Group                   1,817,511   49,499,748 3.7%
                  Total              $5,299,629  $71,145,610


            Premiums:

              Life insurance         $19,633     $465,503    4.2%
              Accident/health         56,780      641,864    8.8%
                Total                $76,413     $1,107,367



         December 31, 1995:
            Life insurance in force:
              Individual             $3,476,784  $18,664,422 18.6%
              Group                   1,954,313   50,369,905 3.9%
                  Total              $5,431,097   69,034,327



            Premiums:
              Life insurance         $21,028     $308,682    6.8%
              Accident/health         64,495      678,929    9.5%
                Total                $85,523     $987,611



         December 31, 1994:
            Life insurance in force:
              Individual             $3,415,596  $17,465,375 19.6%
              Group                   2,102,228   51,050,897 4.1%
                  Total              $5,517,824  $68,516,272
















                                                       98

















            Premiums:
              Life insurance         $22,009     $301,326    7.3%
              Accident/health         63,140      637,621    9.9%
                Total                $85,149     $938,947


         4.   NET INVESTMENT INCOME

         Net investment income is summarized as follows:

                                                     Years Ended December 31,


                                                 1996      1995     1994
           Investment income:
             Fixed maturities and short-term
              investments                      $ 601,913 $ 591,561 $555,103
             Mortgage loans on real estate       140,823   171,008  182,544
             Real estate                         5,292     3,936    5,700
             Policy loans                        175,746   163,547  116,060
             Other                               3,319

                                                 927,095   930,052  859,407


           Investment expenses, including
             interest on amounts charged
             by the Parent Corporation
             of $11,282, $10,778, and $11,145    90,453    95,006    91,761


           Net investment income               $ 836,642 $ 835,046 $767,646


              5.   NET REALIZED GAINS (LOSSES) ON INVESTMENTS

         Net realized gains (losses) on investments are as follows:


                                                 Years Ended December 31,


                                                1996       1995        1994
           Realized gains (losses):
             Fixed Maturities               $ (11,624) $28,166     $(39,775)
             Mortgage loans on real           1,143     1,309       2,120
              estate
             Real estate                                (10)        (102)
             Provisions                       (10,597)  (22,000)    (34,182)

           Net realized gains
          (losses) on investments           $ (21,078) $7,465      $(71,939)


         6.   SUMMARY OF INVESTMENTS

         Fixed maturities owned at December 31, 1996 are summarized as follows:


                                                           Gross

                                            Amortized    Unrealized
                                               Cost        Gains
           Held-to-Maturity:

            U.S.  Treasury Securities
              and obligations
              of U.S. Government
              Agencies:
              Collateralized mortgage    $             $
                obligations
              Direct mortgage pass-
               through certificates
              Other                       10,935        630

            Collateralized mortgage
               obligations
            Public utilities              284,954       12,755
            Corporate bonds               1,634,745     41,195
            Foreign governments           12,577        556
            State and municipalities      49,470        1,051


                                         $1,992,681    $56,187















                                                      102

















           Available-for-Sale:
            U.S.  Treasury Securities
              and obligations
              of U.S. Government
              Agencies:
              Collateralized mortgage
                 obligations             $658,612      $8,058


              Direct mortgage pass-
                through certificates      844,291       5,093
              Other                       359,220       596
              Collateralized mortgage
              obligations                 614,773       13,619
            Public utilities              628,382       6,523
            Corporate bonds               2,907,875     56,551

            Foreign governments           110,013       1,762
            State and municipalities      28,353        21

                                         $6,151,519    $92,223











                                                      103


















         SUMMARY OF INVESTMENTS (continued)

                                               Gross       Estimated
                                            Unrealized            Fair
   Carrying

                                              Losses         Value      Value
           Held-to-Maturity:
            U.S.  Treasury Securities
              and obligations

              of U.S. Government
              Agencies:
              Collateralized mortgage       $          $             $
                obligations
              Direct mortgage pass-through
              certificates
                   Other                    106           11,459      10,935
            Collateralized mortgage
              obligations

            Public utilities                320           297,389     284,954
            Corporate bonds                        7,360            1,668,580
   1,634,745
            Foreign governments             3             13,130      12,577
            State and municipalities        15            50,506      49,470


                                            7,804               $    2,041,064
   $1,992,681

           Available-for-Sale:
            U.S.  Treasury Securities and
            obligations
              of U.S. Government Agencies:

               Collateralized mortgage
                obligations                 3,700      $  662,970    $662,970

               Direct mortgage pass-
                through certificates        10,908        838,476     838,476






               Other                        2,686         357,130     357,130
            Collateralized mortgage
             obligations                    3,553         624,839     624,839
            Public utilities                5,375         629,530     629,530

            Corporate bonds                       5,250             2,959,176
   2,959,176
            Foreign governments             5,673         106,102     106,102
            State and municipalities        119           28,255      28,255
                                            37,264             $     6,206,478
   $6,206,478

              6.   SUMMARY OF INVESTMENTS [Continued]

         Fixed maturities owned at December 31, 1995 are summarized as follows:

                                                                    Gross
                                                    Amortized    Unrealized
                                                      Cost          Gains

           Held-to-Maturity:
           U.S.  Treasury Securities and
            obligations
            of U.S. Government Agencies:

             Collateralized mortgage obligations $             $

             Direct mortgage pass-through
              certificates
             Other                                11,107        1,093
           Collateralized mortgage obligations

           Public utilities                       269,671       22,084
           Corporate bonds                        1,732,046     83,583
           Foreign governments                    18,596        1,087
           State and municipalities               22,784        1,966


                                                 $2,054,204    $109,813

           Available-for-Sale:
           U.S.  Treasury Securities and
             obligations of U.S. Government
             Agencies:

            Collateralized mortgage obligations  $561,475      $9,983

            Direct mortgage pass-through
              certificates                        794,056       11,980
            Other                                 561,736       7,703
           Collateralized mortgage obligations    490,074       18,044






           Public utilities                       581,482       16,607
           Corporate bonds                        2,943,918     121,537
           Foreign governments                    141,362       5,021
           State and municipalities               13,866        22


                                                 $6,087,969    $190,897








                                                      105

















              6.   SUMMARY OF INVESTMENTS (Continued)




                                             Gross      Estimated

                                           Unrealized     Fair       Carrying
                                             Losses       Value       Value
           Held-to-Maturity:

            U.S.  Treasury Securities
             and obligations
             of U.S. Government
             Agencies:
            Collateralized mortgage      $           $             $
              obligations
            Direct mortgage pass-through
              certificates

            Other                                     12,200        11,107
            Collateralized mortgage
              obligations
            Public utilities              95          291,660       269,671
            Corporate bonds               5,867       1,809,762     1,732,046
            Foreign governments           12          19,671        18,596

            State and municipalities                  24,750        22,784

                                         $5,974      $2,158,043    $2,054,204
















                                                      106
















           Available-for-Sale:
            U.S.  Treasury Securities
             and obligations
             of U.S. Government
             Agencies:
            Collateralized mortgage      $1,948      $569,510      $569,510
              obligations

            Direct mortgage pass-through
              certificates                2,233       803,803       803,803
              Other                       39          569,400       569,400
            Collateralized mortgage
              obligations                 3,304       504,814       504,814
            Public utilities              2,425       595,664       595,664

            Corporate bonds               26          3,065,429     3,065,429
            Foreign governments           5,644       140,739       140,739
            State and municipalities      60          13,828        13,828


                                         $15,679     $6,263,187    $6,263,187


                   Most of the collateralized mortgage obligations consist of planned amortization classes with final stated maturities of two to thirty years and average lives of less than one to fourteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

              The cumulative effect as of January 1, 1994 of adopting SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities," increased the opening balance of stockholders' equity by $6,515 to reflect the net unrealized gains on securities classified as available-for-sale (previously carried at the lower of aggregate amortized cost or fair value) and the corresponding adjustments to deferred policy acquisition costs, policy reserves, and amounts allocable to the liability for undistributed earnings on participating business, all net of income taxes.

              In November 1995, the Financial Accounting Standards Board issued a special report entitled A Guide to Implementation of SFAS 115 on Accounting for Certain Investments in Debt and Equity Securities . In accordance with the adoption of this guidance, the Company reassessed the classification of its investment portfolio in December 1995 and reclassed securities totalling $2,119,814 from held-to-maturity to available-for-sale. In connection with this reclassification, an unrealized gain, net of related adjustments (see above), of $23,449 was recognized in stockholder s equity at the date of transfer.

              The estimated fair value of fixed maturities that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilized discounted cash flows calculated at current market rates on investments of similar quality and term.

              The amortized cost and estimated fair value of fixed maturity investments at December 31, 1996, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   Held-to-Maturity
                                               Amortized      Estimated
                                                  Cost       Fair Value

         Due in one year or less            $197,135       $ 200,356
         Due after one year through five
           years                             840,192         860,192
         Due after five years through ten
           years                             621,900         641,103
         Due after ten years                 140,061         145,287
         Mortgage-backed securities

         Asset-backed securities             193,393         194,126
                                            $1,992,681     $ 2,041,064

                                                  Available-for-Sale
                                               Amortized      Estimated

                                                  Cost       Fair Value






         Due in one year or less            $294,236        $308,805
         Due after one year through five
           years                             1,294,892       1,300,473











                                                      108

















         Due after five years through ten
           years                             934,312         940,880
         Due after ten years                 422,179         432,721
         Mortgage-backed securities          2,117,676       2,126,285

         Asset-backed securities             1,088,224       1,097,314
                                            $6,151,519      $6,206,478


              Proceeds from sales of securities available-for-sale were $3,569,608, $4,211,649, and $1,753,445 during 1996, 1995, and 1994, respectively. The realized gains on such sales totaled $24,919, $39,755, and $7,030 for 1996, 1995, and
              1994, respectively. The realized losses totaled $40,748, $15,516, and $50,612 for 1996, 1995, and 1994,
              respectively. During 1996, 1995, and 1994 held-to-maturity securities with an amortized cost of $0, $18,087, and $15,300 were sold due to credit deterioration with insignificant realized gains and losses.

              At December 31, 1996 and 1995, pursuant to fully collateralized securities lending arrangements, the Company had loaned $230,419 and $343,351 of fixed maturities, respectively.

              The Company makes limited use of derivative financial instruments to manage interest rate and foreign exchange risk. Such hedging activity consists of interest rate swap agreements, interest rate floors and caps, and foreign currency exchange contracts. Interest rate floors and caps are interest rate protection instruments that require the payment by a counter-party to the Company of an interest differential. This differential represents the difference between current interest rates and an agreed-upon rate, the strike rate, applied to a notional principal amount. Interest rate swap agreements are used to convert the interest rate on certain fixed maturities from a floating rate to a fixed rate. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Foreign currency exchange contracts are used to hedge the foreign exchange rate risk associated with bonds denominated in other than U.S. dollars. The differential paid or received on interest rate and amounts received under interest rate floor and cap agreements are recognized as an adjustment to net investment income on the accrual method. Gains and losses on foreign exchange contracts are deferred and recognized in net investment income when the hedged transactions are realized.

              Although derivative financial instruments taken alone may expose the Company to varying degrees of market and credit risk when used solely for hedging purposes, these instruments typically reduce overall market and interest rate risk. The Company controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As the Company generally enters into transactions only with high quality institutions, no losses associated with non-performance on derivative financial instruments have occurred or are expected to occur.

                   The following  table summarizes  the financial  hedge
              instruments:

                                  Notional    Strike/Swap
         December 31, 1996           Amount         Rate         Maturity

         Interest Rate Floor     100,000      4.5% [LIBOR]       1999
         Interest Rate Caps      260,000     11.0% to 11.82%   2000 to 2001
                                                  [CMT]
         Interest Rate Swaps     187,847     6.203% to 9.35%  01/98 to 02/2003
         Foreign Currency        61,012            N/A        09/98 to 03/2003
         Exchange Contracts

                                    Notional      Strike/Swap

         December 31, 1995           Amount          Rate          Maturity
         Interest Rate Floor     100,000         4.5% [LIBOR]        1999
         Interest Rate Cap       100,000          11.0% [CMT]        2000
         Interest Rate Swaps     165,000     6.203% to 9.35%   01/98 to 2/2002

         Foreign Currency
          Exchange Contracts     66,650             N/A         10/96 to 09/98



         LIBOR - London Interbank Offered Rate
         CMT   - Constant Maturity Treasury Rate

         The Company has established specific investment guidelines designed to emphasize a diversified and geographically dispersed portfolio of mortgages collateralized by commercial and industrial properties located in the United States. The Company's policy is to obtain collateral sufficient to provide loan-to-value ratios of not greater than 75% at the inception of the mortgages. At December 31, 1996 approximately 32% and 10% of the Company's mortgage loans were collateralized by real estate located in California and Michigan, respectively.

         The following represents impairments and other information under SFAS No. 114:

                                                     1996    1995
         Impaired Loans
           Loans with related allowance for
             credit losses of $2,793 and $654      $16,443  $3,254

           Loans with no related allowance for
             credit losses                         31,709   20,424
           Average  balance of impaired loans
            during the year                        39,064   29,150
           Interest income recognized [while          923      675
             impaired]
           Interest income received and recorded
             [while impaired] using the cash
             basis method of recognition            1,130     857


              As part of an active loan management policy and in the interest of maximizing the future return of each individual loan, the Company may from time to time alter the original terms of certain loans. These restructured loans, all performing in accordance with their modified terms that are not impaired, aggregated $68,254, and $89,160 at December 31, 1996, and 1995, respectively.

              The following table presents changes in the allowance for credit losses since January 1, 1995 (date of the adoption of SFAS No. 114):


                                                 1996     1995
         Balance, beginning of year            $63,994  $57,987
         Provision for loan losses             4,470    15,877
         Chargeoffs                            (3,468)  (10,480)
         Recoveries                            246      610

         Balance, end of year                  $65,242  $63,994

         7.   COMMERCIAL PAPER

              The Company has a commercial paper program which is partially supported by a $50,000 standby letter-of-credit. At December 31, 1996, commercial paper outstanding has maturities ranging from 49 to 123 days and interest rates ranging from 5.4% to 5.6%. At December 31, 1995, maturities ranged from 25 to 160 days and interest rates ranged from 5.7% to 5.9%.

              8.   ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

                   The  following table  provides estimated  fair  value
              for  all  assets   and  liabilities  and  hedge  contracts
              considered to be financial instruments:

                                                        December 31,
                                                            1996



                                                Carrying   Estimated
                                                 Amount   Fair Value
         ASSETS:
           Fixed maturities and short-term

             investments                       $8,618,167 $8,666,550
           Mortgage loans on real estate       1,487,575  1,506,162
           Policy loans                        2,523,477  2,523,477
           Common stock                        19,715     19,715


         LIABILITIES:
           Annuity contract reserves
             without life contingencies        5,779,842  5,821,404
           Policyholders' funds                153,867    153,867
           Due to Parent Corporation           151,431    154,479

           Repurchase agreements               286,736    286,736
           Commercial paper                    84,682     84,682


         HEDGE CONTRACTS:

           Interest rate floor                  62          124






           Interest rate cap                    173         173
           Interest rate swaps                  4,746       4,746
           Foreign currency exchange            (8,954)     (8,954)
            contracts









                                                      113

















                                                    December 31,

                                                     1995
                                                   Carrying       Estimated
                                                    Amount        Fair Value

         ASSETS:
          Fixed maturities and short-term
          investments                                      $8,452,226
   $8,556,065
          Mortgage  loans on real  estate                   1,713,195
   1,749,514
          Policy loans                                       2,237,745
   2,237,745
          Common stock                                  9,440
   9,440

         LIABILITIES:
           Annuity contract reserves
           without  life contingencies                    6,170,760
   6,268,749
           Policyholders' funds                           154,872
   154,872
           Due to  Parent Corporation                     149,974
   152,347
           Repurchase  agreements                          375,299
   375,299
           Commercial paper                               84,854
   84,854

        HEDGE CONTRACTS:

           Interest rate floor                          84
   1,320
           Interest rate cap                           90
   90
           Interest rate swaps                           10,052
   10,052
          Foreign currency
            exchange contracts                          (4,604)
   (4,604)

                   The estimated fair value of financial instruments
              has been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

              Mortgage loans fair value estimates generally are based on a discounted cash flow basis. A discount rate "matrix" is incorporated whereby the discount rate used in valuing a specific mortgage generally corresponds to that mortgage's remaining term. The rates selected for inclusion in the discount rate "matrix" reflect rates that the Company would quote if placing loans representative in size and quality to those currently in the portfolio.

              Policy loans accrue interest generally at variable rates with no fixed maturity dates and, therefore, estimated fair value approximates carrying value.

              The fair value of annuity contract reserves without life contingencies is estimated by discounting the cash flows to maturity of the contracts, utilizing current credited rates for similar products.

              The estimated fair value of policyholders funds is the same as the carrying amount as the Company can change the crediting rates with 30 days notice.

              The estimated fair value of due to Parent Corporation is based on discounted cash flows at current market spread rates on high quality investments.

              The carrying value of repurchase agreements and commercial paper is a reasonable estimate of fair value due to the short-term nature of the liabilities.

              The estimated fair value of financial hedge instruments, all of which are held for other than trading purposes, is the estimated amount the Company would receive or pay to terminate the agreement at each year-end, taking into consideration current interest rates and other relevant factors. Included in the net gain position for interest rates swaps are $160 and $0 of unrealized losses in 1996 and 1995, respectively. Included in the net loss position for foreign currencies exchange contracts are $8,954 and $5,497 loss exposures in 1996 and 1995, respectively.

              See note 6 for additional information on policies regarding estimated fair value of fixed maturities.

              9.FEDERAL INCOME TAXES

              The following is a reconciliation between the federal income tax rate and the Company s effective rate:

                                                     1996     1995     1994

         Federal tax rate                         35.0%     35.0%    35.0%

         Change in tax rate resulting from:
            Investment income not subject to      (1.0)    (0.5)   (1.0)
              federal tax
            Release of contingent liability       (4.7)
            Change in valuation allowance         0.8      (7.8)   (6.9)

            State and environmental taxes         0.7      0.7     0.9
            Other, net                            (1.4)    0.3     (0.3)
         Total
                                                 29.4%  27.7%    27.7%


              Temporary differences which give rise to the deferred tax assets and liabilities as of December 31, 1996 and 1995 are as follows:

                                                                  1996
                                                      Deferred
   Deferred Tax
                                                      Tax  Asset






   Liability
          Policyholder reserves                $ 151,239           $

          Deferred policy acquisition costs                           57,031
          Deferred acquisition cost proxy tax    70,413

          Investment assets                      35,658
          Net operating loss carryforwards       12,295







                                                      116

















          Tax credits and other                  5,366
               Subtotal
                                                 274,971              57,031
          Valuation allowance                    (3,536)
               Total Deferred Taxes             $271,435             $57,031

                                                            1995
                                                  Deferred            Deferred
   Tax

                                                 Tax Asset           Liability
          Policyholder reserves               $  162,073           $
          Deferred policy acquisition costs                           55,542
          Deferred acquisition cost proxy tax    58,481
          Investment assets                                           16,372
          Net operating loss carryforwards       17,588
          Tax credits and other                  4,786
               Subtotal                         242,928               71,914
          Valuation allowance                    (2,073)

               Total Deferred Taxes            $ 240,855             $71,914


                Amounts related to investment assets above include $8,530 and $33,735 related to the unrealized gains on the Company's fixed maturities available-for-sale at December 31, 1996 and 1995, respectively.

               The Company files a separate tax return and, therefore, losses incurred by subsidiaries cannot be offset against operating income
               of  the  Company.    At  December  31,  1996,  the  Company   s
   subsidiaries
               have approximately $35,128 of net operating loss carryforwards, expiring through the year 2011. The tax benefit of subsidiaries
               net operating loss carryforwards, net of a valuation allowance of
               $1,612 are included in the deferred tax assets.

             The  Company's valuation  allowance was  increased/(decreased) in

   1996,
             1995, and 1994 by $1,463, $(13,145), and $(6,278), respectively, primarily as a result of taxable income in subsidiaries which was
             greater  than   expected  and  the  resulting   re-evaluation  by
   management
             of future estimated taxable income in the subsidiaries.

              Under pre-1984 life insurance company income tax laws, a portion of
              life insurance company gain from operations was not subject to current income taxation but was accumulated, for tax purposes, in a
              memorandum  account   designated  as   "policyholders'   surplus
   account."
              The  aggregate  accumulation in  the account  is $7,742  and the
   Company
              does not anticipate any  transactions which would cause any part of
            the amount to become taxable. Accordingly, no provision has been made for possible future federal income taxes on this accumulation.

            Pursuant to a December 31, 1993 agreement between the Company  and its
            Parent whereby the Company assumed responsibility for the Parent Corporation s income tax liability for fiscal years prior to 1994, the Company had previously recorded a contingent liability provision.
            The  Company s  1996 results  of operations  include a  release of
   $25,600
            from the provision, to reflect the resolution of 1988 and l989 tax issues with the Internal Revenue Service (IRS). Audits of tax years
            1990 and 1991 are in the process of being finalized. The IRS is currently auditing tax years 1992 and 1993. In the opinion of Company management, the amounts paid or accrued are adequate; however, it is possible that the Company s accrued amounts may change
            as a result of the completion of the IRS audits.

          10. STOCKHOLDER'S EQUITY, DIVIDEND RESTRICTIONS, AND OTHER MATTERS

            All  of the Company's  outstanding series  of preferred  stock are owned
            by  the Parent Corporation.   The  dividend rate  on the  Series A
   Stated
            Rate Auction Preferred Stock (STRAPS) is 7.3% through December 30, 2002. The Series A STRAPS are redeemable at the option of the Company on or after December 29, 2002 at a price of $100,000 per share, plus accumulated and unpaid dividends.


           The dividend rate  on the Series B Straps is 5.8%  through December
   30,
           1997. The Series B STRAPS are redeemable at the option of the Company on or after December 29, 1997 at a price of $100,000 per share, plus accumulated and unpaid dividends.



           The   Company's  Series   E  7.5%   non-cumulative,  non-redeemable
   preferred
           shares are  redeemable by  the Company  after April 1,  1999.   The
   shares
           are convertible into common shares at the option of the holder on or after September 30, 1999, at a conversion price negotiated between the holder and the Company or at a formula determined conversion price in accordance with the share conditions.


           The Company received $472 of contributed capital in the form of deferred tax assets from the Parent Corporation during 1994 in connection with reinsurance transactions with the Parent.

            The Company's net income and capital and surplus, as determined in accordance with statutory accounting principles and practices for December 31 are as follows:



                                        1996              1995           1994

                                           (Unaudited)
       Net Income                    $   180,635            $  114,931       $
   70,091
       Capital and  Surplus             713,324                653,479
   621,589


              The maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado is subject to restrictions relating to statutory surplus and statutory net gain from operations. Statutory surplus and net gains from operations at December 31, 1996 were $584,492 and $182,044 (unaudited), respectively. The Company should be able to pay up to $182,044 (unaudited) of dividends without regulatory approval in 1997.

              Dividends of $8,587, $9,217, and $7,475, were paid on preferred stock in 1996, 1995, and 1994, respectively. In addition, dividends of $48,083, $39,763, and $32,963, were paid on common stock in 1996, 1995 and 1994, respectively. Dividends are paid as determined by the Board of Directors.

              The Company is involved in various legal proceedings which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.